THIS ASSET AND SHARE ACQUISITION AGREEMENT made the 8th day of March,
1995.


AMONG:

          N.A. DEGERSTROM, INC., a corporation having offices at the City of Spokane in the State of Washington, and a branch office in the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as "Degerstrom")


                                                               OF THE FIRST PART

          - AND -

          BRIAN GAVIN, an individual residing in the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as "Gavin")

                                                              OF THE SECOND PART

          - AND -

          JORGE VARGAS, an individual residing in the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as "Vargas")

                                                               OF THE THIRD PART

          - AND -

          ENRIQUE RUFINO MARZARI ELIZALDE, an individual residing in the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as "Elizalde")

                                                              OF THE FOURTH PART

          - AND -

          MINERA ANDES S.A., a corporation having offices at the City of Mendoza, in the Republic of Argentina.

          (hereinafter referred to as "MASA")

                                                               OF THE FIFTH PART

          - AND -

          MINERA ANDES INC., a corporation incorporated under the laws of the Province of Alberta and having offices at the City of Spokane in the State of Washington

          (hereinafter referred to as "Minera")

                                                               OF THE SIXTH PART

          - AND -

          NAD (S.A.), a corporation having offices at the City of Mendoza, in the Republic of Argentina ("NAD")


          WHEREAS:

A. Degerstrom is a privately held Washington corporation with a branch office in the City of Mendoza, in the Republic of Argentina;

B. Degerstrom holds a 100% interest in, and has made application to obtain, certain mining claims in the northern region of Argentina, and has the right to earn certain interests in other mining claims pursuant to certain option agreements further described in Schedule A;

C. Degerstrom wishes to transfer certain of the above assets to MASA in exchange for certain consideration, and MASA wishes to receive the above described assets upon the terms and subject to the conditions set forth in this Agreement.

D. Degerstrom wishes to transfer certain of the above assets to NAD in exchange for certain consideration, and NAD wishes to receive the above described assets upon the terms and subject to the conditions set forth in this Agreement.

E. Degerstrom, Vargas and Elizalde each hold shares in NAD, a corporation located in the City of Mendoza, in the Republic of Argentina, which corporation holds a 100% interest in, and has made application to obtain, certain mining claims in the northern region of Argentina, and has the right to earn certain interests in other mining claims pursuant to certain option agreements further described in Schedule "AA";

F. Degerstrom and Vargas wish to transfer their shares in NAD to Minera, and Minera wishes to receive the above shares upon the terms and subject to the conditions set forth in this Agreement;

G. Elizalde holds a share in NAD and he wishes to grant an option to Minera to purchase his share in NAD;

H. Degerstrom, Vargas and Gavin each hold shares in MASA a corporation located in the City of Mendoza, in the Republic of Argentina, which corporation holds a 100% interest in, and has made application to obtain, certain mining claims in the northern region of Argentina, and has the right to earn certain interests in other mining claims pursuant to certain option agreements further described in Schedule "AAA";

I. Degerstrom and Gavin wish to transfer the above described shares in MASA to Minera, and Minera wishes to receive the above described shares upon the terms and subject to the conditions set forth in this Agreement; and

J. Vargas holds a share in MASA and wishes to grant an option to Minera to purchase such share.

          NOW, THEREFORE, in consideration of the premises hereto and the covenants, warranties, representations, agreements and payments herein set forth and provided for, the parties hereto covenant and agree as follows:


                                   ARTICLE 1.
                                 INTERPRETATION

1.01 In this Agreement, including the premises hereto, this clause and each Schedule, the words and phrases set forth below shall having the meaning ascribed thereto, namely:

     (a) "Agreement" means this Asset and Share Acquisition Agreement dated the 8th day of March, 1995, among Degerstrom, Gavin, Vargas, Elizalde, MASA, Minera and NAD, and the expressions "above", "below", "herein", "hereto", "hereof" and similar expressions refer to this Agreement;

     (b) "Act" means the Business Corporations Act (Alberta) S.A. 1981, c. B-15, as amended, together with all regulations promulgated pursuant thereto;

     (c) "Amalgamation" means the amalgamation of Minera and another corporation as one corporation pursuant to a plan of arrangement under the Act or in the alternative, the conversion of Minera to a publicly traded company;

     (d) "Assets" means collectively all of the interests whatsoever of Degerstrom in the Properties, as more particularly set forth and described in Schedule "A" annexed hereto and a corresponding interest in the Miscellaneous Interests;

     (e) "Asset Closing" means the transfer of the Assets by Degerstrom to MASA and NAD, and the payment by MASA and NAD to Degerstrom of the Purchase Price therefor and the completion of all matters incidental thereto;

     (f) "Bonus" means a one time payment of common shares issued from the treasury of Minera to Degerstrom on the terms and conditions set forth in Schedule "F";

     (g) "Bankable Feasibility" means that point in time whenever a bank or other lending institution will loan Minera, MASA or NAD funds for production development on the Properties, NAD Properties, MASA Properties or Future Properties;

     (h) "Business Day" means a week day, excluding all statutory holidays in the City of Calgary;

     (i) "Business" means the business presently and heretofore carried on by NAD and MASA as going concerns;

     (j) "Cateos" means an exploration concession for mineral rights granted to an individual or company in the Republic of Argentina, as defined by the Republic of Argentina Mining Code, as amended. Cateos are measured in units of 500 hectares (5 square kilometres) and can consist of a maximum of 20 units (100 square Km). No owner can have contiguous cateos or more then 10 cateos or 200 units (1000 square kilometres) per province. A cateo allows for exploration but not exploitation of the land. Private surface owners must be compensated for damages and disturbance. Work plan and investment required. Area can be reduced at any time.

     (k) "Claims" means those certain Cateos, Manifestacion de Descubrimiento, Mina, Estaca Mina, as defined by the Republic of Argentina Mining Code, as amended, issued to Degerstrom by the government of Argentina or any provincial government and all rights and privileges derived therefrom including option agreements and any other agreements whatsoever under and by virtue of which Degerstrom currently holds, has acquired or is entitled to acquire the right to explore, drill for, win, take, excavate, own or remove the minerals described therein, the particulars of which are set forth in Schedule "A";

     (l) "Claim Locations" means the tract or tracts of land described within the Claims, the NAD Claims, or the MASA Claims;

     (m) "Closing" means the transfer of the NAD shares and MASA shares by the Vendors to Minera and the payment by Minera of the Purchase Price therefor and the completion of all matters incidental thereto;

     (n)  "Closing Date" means 10:00 a.m., Calgary time, on March 15, 1995;

     (o) "Conveyance Agreement" means the form of agreement attached hereto as Schedule "B";

     (p) "Degerstrom" means N.A. Degerstrom, Inc., a corporation incorporated under the laws of the State of Washington;

     (q) "Effective Date" means 12:01 a.m., Calgary time, on the 1st day of July, 1994 for the Asset Closing;

     (r) "Elizalde" means Enrique Rufino Marzari Elizalde, an individual residing in the City of Mendoza, in the Republic of Argentina;

     (s) "Elizalde Option" means the sole, exclusive, irrevocable and transferable option to purchase one (1) NAD Share, at a price of $100.00 (US), granted by Elizalde to Minera in accordance with clause
          2.07 of this Agreement.

     (t) "Estaca Mina" means areas granted to extend the area covered by existing Minas.

     (u) "Future Properties" means any exploration properties in Argentina acquired by Minera, MASA or NAD, or any affiliates thereof, while Degerstrom is the manager of the Properties, NAD Properties and MASA Properties pursuant to the Operating Agreement attached hereto as Schedule "C";

     (v) "Gavin" means Brian Gavin, an individual residing in the City of Mendoza, in the Republic of Argentina;

     (w) "Manifestacion de Descumbrimiento" means the intermediate stage between the exploration phase and exploitation phase of development. (An manifestacion de descubrimiento is a declaration that discovery has been made and that a Mina (300 by 200 meters) or mina diseminada (5 kilometre radius) is claimed. A work plan and investment is required. This stage of development has a 15 month term.)

     (x) "MASA" means Minera Andes S.A., a corporation incorporated under the laws of the Republic of Argentina;

     (y) "MASA Assets" means collectively all of the interests whatsoever of MASA in the MASA Properties as more particularly set forth and described in Schedule "AAA" hereto annexed and Schedule "A" Part I, after completion of the Asset Closing and a corresponding interest in the MASA Miscellaneous Interests;

     (z) "MASA Claims" means those certain Cateos, Manifestacion de Descubrimiento, Mina, Estaca Mina, as defined by the Republic of Argentina Mining Code, as amended, issued to MASA by the government of Argentina or any provincial government, and all rights and privileges derived therefrom, including option agreements and any other agreements whatsoever under and by virtue of which MASA currently holds, has acquired or is entitled to acquire the right to explore, drill for, win, take, excavate, own or remove the minerals described therein, the particulars of which are set forth in Schedule "AAA" and Schedule "A" Part I, after completion of the Asset Closing;

     (aa) "MASA Miscellaneous Interests" means all of MASA's entire right, title, estate and interest in and to all property, assets and rights pertaining to the MASA Claims to which MASA is entitled, including but not in limitation of the generality of the foregoing, the said interest of MASA in:

          (i) all contracts, agreements, documents, books and records; all geotechnical, seismic, geological, geophysical, drilling, assaying, metallurgical mapping, production and engineering information; and all other reports or studies relating to the MASA Properties;

          (ii) all subsisting rights to enter upon, use and occupy the surface of any of the Claim Locations;

          (iii) any other right, estate or interest in or any asset which relates to but has not comprised part of the MASA Claims; and

          (iv) all licenses, permits, easements, rights of way, certificates and other approvals obtained by MASA, either before or after the date of this Agreement, that are necessary for the exploration and development of the MASA Properties or for the purpose of placing the MASA Properties into production or continuing production therefrom;

     (ab) "MASA Properties" means collectively the exploration properties in Argentina listed, described or referred to in Schedule "AAA" and Schedule "A" Part I, after completion of the Asset Closing, hereto annexed, including without limitation, MASA Claims, mining leases, mining rights and surface rights held by or in trust for MASA (whether such rights are vested in MASA or only represent a right to acquire a vested interest therein) in lands used or intended to be used for mining purposes, including the right to acquire any such interest pursuant to option agreements, together with all other property interests in such properties, and all buildings, fixtures and improvements and other assets located on such properties; provided that such properties may be subject to Permitted Encumbrances and the rights of third parties pursuant to contracts footnoted in said Schedule "AAA" and Schedule "A" Part I, after completion of the Asset Closing;

     (ac) "MASA Shares" means common shares issued and outstanding in the capital of MASA;

     (ad) "Mina" means a exploitation grant based on Manifestacion de Descubrimiento.

     (ae) "Miscellaneous Interests" means all of Degerstrom's entire right, title, estate and interest in and to all property, assets and rights pertaining to the Claims to which Degerstrom is entitled, including but not in limitation of the generality of the foregoing, the said interest of Degerstrom in:

          (i) all contracts, agreements, documents, books and records; all geotechnical, seismic, geological, geophysical, drilling, assaying, metallurgical testing, studies, mapping, production and engineering information; and all other reports or studies relating to the Properties;

          (ii) all subsisting rights to enter upon, use and occupy the surface of any of the Claim Locations;

          (iii) any other right, estate or interest in or any asset which relates to but has not comprised part of the Claims; and

          (iv) all licenses, permits, easements, rights of way, certificates and other approvals obtained by the Degerstrom, either before or after the date of this Agreement, that are necessary for the exploration and development of the Properties or for the purpose of placing the Properties into production or continuing production therefrom;

     (af) "Minera" means Minera Andes Inc., a corporation incorporated under the Act and any successors thereof including the corporation resulting from the Amalgamation;

     (ag) "Minera Shares" means 4,000,000 common shares of Minera issued to Degerstrom from the treasury of Minera at a deemed price of $0.17 (Cdn.) per common share. (The deemed price per Minera Share is derived from independent audit of Degerstrom's expenses and costs before the Effective Date. The price per Minera Share is a fraction of the total expenditures of Degerstrom of $575,537 to the Effective Date, as set forth in Schedule "M" attached hereto);

     (ah) "NAD" means NAD (S.A.), a corporation incorporated under the laws of the Republic of Argentina;

     (ai) "NAD Assets" means collectively all of the interests whatsoever of NAD in the NAD Properties as more particularly set forth and described in Schedule "AA" and Schedule "A" Part II, after completion of the Asset Closing, hereto annexed and a corresponding interest in the NAD Miscellaneous Interests;

     (aj) "NAD Claims" means those certain Cateos, Manifestacion de Descubrimiento, Mina, Estaca Mina, as defined by the Republic of Argentina Mining Code, as amended, issued to NAD by the government of Argentina or any provincial government, and all rights and privileges derived therefrom, including option agreements and any other agreements whatsoever under and by virtue of which NAD currently holds, has acquired or is entitled to acquire the right to explore, drill for, win, take, excavate, own or remove the minerals described therein, the particulars of which are set forth in Schedule "AA" and Schedule "A" Part II, after completion of the Asset Closing;

     (ak) "NAD Miscellaneous Interests" means all of NAD's entire right, title, estate and interest in and to all property, assets and rights pertaining to the NAD Claims to which NAD is entitled, including but not in limitation of the generality of the foregoing, the said interest of the NAD in:

          (i) all contracts, agreements, documents, books and records all geotechnical data and all seismic, geological, geophysical, drilling, assaying, metallurgical testing, studies, mapping, production and engineering information; and all other reports or studies relating to the NAD Properties;

          (ii) all subsisting rights to enter upon, use and occupy the surface of any of the Claim Locations;

          (iii) any other right, estate or interest in or any asset which relates to but has not comprised part of the NAD Claims; and

          (iv) all licenses, permits, easements, rights of way, certificates and other approvals obtained by NAD, either before or after the date of this Agreement, that are necessary for the exploration and development of the NAD Properties or for the purpose of placing the NAD Properties into production or continuing production therefrom;

     (al) "NAD Properties" means collectively the exploration properties in Argentina listed, described or referred to in Schedule "AA" and Schedule "A" Part II, after completion of the Asset Closing, hereto annexed, including without limitation, NAD Claims, mining leases, mining rights and surface rights held by or in trust for NAD (whether such rights are vested in NAD or only represent a right to acquire a vested interest therein) in lands used or intended to be used for mining purposes, including the right to acquire any such interest pursuant to option agreements, together with all other property interests in such properties, and all buildings, fixtures and improvements and other assets located on such properties; provided that such properties may be subject to Permitted Encumbrances and the rights of third parties pursuant to contracts footnoted in said Schedule "AA" and Schedule "A" Part II, after completion of the Asset Closing;

     (am) "NAD Shares" means common shares issued and outstanding in the capital of NAD;

     (an) "Net Smelter Returns or NSR" has the definition outlined in Schedule "D" hereto attached;

     (ao) "Operating Agreement" means the form of exploration and operating agreement attached hereto as Schedule "C";

     (ap) "Permitted Encumbrances" means:

          (i) easements, rights of way, servitudes or other similar rights in land including, without limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables;

          (ii) the right reserved to or vested in any government or other public authority by the terms of any or by any statutory provision, to terminate, revoke or forfeit any of the Claims, NAD Claims or MASA Claims, or to require annual or other periodic payments as a condition of the continuance thereof;

          (iii) rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets, NAD Assets or MASA Assets in any manner, and all applicable laws, rules and orders of any governmental authority;

          (iv) the reservations, limitations, provisos and conditions in any original grants from the government of any of the Claims, NAD Claims or MASA Claims, or interests therein and statutory exceptions to title;

          (v)  the terms and conditions of the Claims, NAD Claims and MASA
               Claims;

          (vi) rights reserved to or vested in provincial or governmental, statutory or public authority to levy taxes on minerals or the income therefrom, or to limit, control or regulate any of the Assets, NAD Assets or MASA Assets in any manner, and all applicable laws, rules and orders of any governmental authority; and

          (vii) all royalty burdens (including lessor's royalties) liens, adverse claims and encumbrances listed on Schedule "A" for Properties, Schedule "AA" for NAD Properties, and Schedule "AAA" for MASA Properties.

          (viii) in certain instances there may be interior claims inside the Properties, MASA Properties or NAD Properties that are unknown to Degerstrom, NAD or MASA due to discrepancies and delays at the Argentinean departments governing the registration of claims; thus, in some instances, boundaries of the Properties, MASA Properties and NAD Properties may change as the result of claims filed by a third party that supersede Degerstrom's, NAD's or MASA's filings.

     (aq) "Place of Closing" means the offices of Ogilvie and Company located at Suite 1600, 407 - 2nd Street S.W., Calgary, Alberta, T2P 2Y3;

     (ar) "Properties" means collectively the exploration properties in Argentina listed, described or referred to in Schedule "A" hereto annexed, including without limitation, the Claims, mining leases, mining rights and surface rights held by or in trust for Degerstrom (whether such rights are vested in Degerstrom or only represent a right to acquire a vested interest therein) in lands used or intended to be used for mining purposes, including the right to acquire any such interest pursuant to option agreements, together with all other property interests in such properties, and all buildings, fixtures and improvements and other assets located on such properties; provided that such properties may be subject to Permitted Encumbrances and the rights of third parties pursuant to contracts footnoted in said Schedule "A";

     (as) "Purchase Price" shall have the meaning attributed to it in Article 3;

     (at) "Regulatory Approvals" means the approvals for the transactions contemplated herein, required from all regulatory bodies including any stock exchange, the United States Securities and Exchange Commission or any state or provincial authority have jurisdiction over securities matters generally;

     (au) "Royalty" shall have the meaning attributed to it in Article 4.

     (av) "Underlying Royalties" means any royalties on the Properties, NAD Properties, MASA Properties or Future Properties that are part of the lease, purchase, or option of said property from the owner or any royalties that may be imposed by provincial governments;

     (aw) "Vargas" means Jorge Vargas, an individual residing in the City of Mendoza, in the Republic of Argentina;

     (ax) "Vargas Option" means the sole, exclusive, irrevocable and transferable option to purchase one (1) MASA Share, as a price of $100.00 (US), granted by Vargas to MASA in accordance with clause 2.04 of this Agreement;

     (ay) "Vendors" means collectively Degerstrom, Gavin, Vargas and Elizalde:

1.02 Appended hereto are the following Schedules:

          Schedule "A"              -  Description of Properties
          Schedule "AA"             -  Description of NAD Properties
          Schedule "AAA"            -  Description of MASA Properties
          Schedule "B"              -  Conveyance Agreement

          Schedule "C"              -  Operating Agreement
          Schedule "D"              -  Definition of Net Smelter Returns
          Schedule "E"              -  Adjustment Procedure
          Schedule "F"              -  Description of Bonus
          Schedule "G"              -  Articles of Incorporation for NAD
          Schedule "H"              -  Articles of Incorporation for MASA
          Schedule "I"              -  Vargas Option Agreement
          Schedule "J"              -  Elizalde Option Agreement
          Schedule "K"              -  Cost and Expenses After Effective Date
          Schedule "L"              -  Repayment Schedule
          Schedule "M"              -  Costs and Expenses Before Effective Date

1.03 Wherever any provision of any Schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail. References herein to a Schedule shall mean a reference to the applicable Schedule to this Agreement. References in any Schedule to the "Agreement" shall mean a reference to this Agreement. References in any Schedule to another Schedule shall mean a reference to a Schedule to this Agreement.

1.04 References herein to a clause shall mean a reference to a clause within the body of this Agreement.

1.05 The headings of Articles, clauses and subclauses herein and in the Schedules are inserted for convenience of reference only and shall not affect or be considered to affect the construction of the provisions hereof.

1.06 In this Agreement, words importing persons include corporations and vice versa, words importing the masculine gender include the feminine and neuter genders and vice versa, and words importing the singular include the plural and vice versa.

1.07 All amounts of money which are referred to in this Agreement are expressed in lawful money of the United States unless otherwise specified.

1.08 Words and phrases used herein and defined in the Republic of Argentina Mining Code, as amended, shall have the same meaning herein unless the context otherwise requires.


                                   ARTICLE 2.
                                      SALE

2.01 Degerstrom agrees to sell and convey that portion of Assets set forth in Schedule "A" Part I to MASA, and MASA agrees to purchase and receive that portion of the Assets so described from Degerstrom, all in accordance with and subject to the terms and conditions set forth in the Agreement and Degerstrom agrees to sell or convey that portion of the Assets set forth in Schedule "A" Part II to NAD, and NAD agrees to purchase and receive that portion of the Assets so described from Degerstrom, all in accordance with and subject to the terms and conditions set forth in the Agreement.

2.02 Degerstrom agrees to sell and convey the MASA Shares it holds and Minera agrees to purchase and receive the MASA Shares held by Degerstrom, all in accordance with and subject to the terms and conditions set forth in the Agreement.

2.03 Gavin agrees to sell and convey the MASA Shares it holds and Minera agrees to purchase and receive the MASA Shares held by Gavin, all in accordance with and subject to the terms and conditions set forth in the Agreement.

2.04 Vargas hereby grants an option to Minera to purchase the one MASA Share which he holds, all in accordance with and subject to the terms and conditions set forth in the option agreement appended hereto as Schedule "I".

2.05 Degerstrom agrees to sell and convey the NAD Shares it holds to Minera, and Minera agrees to purchase and receive the NAD Shares held by Degerstrom, all in accordance with and subject to the terms and conditions set forth in the Agreement.

2.06 Vargas agrees to sell and convey the NAD Shares it each holds to Minera and Minera agrees to purchase and receive the NAD Shares from Vargas, all in accordance with and subject to the terms and conditions set forth in the Agreement.

2.07 Elizalde hereby agrees to grant an option to Minera to purchase the one NAD Share which he holds, all in accordance with and subject to the terms and conditions set forth in the Option Agreement appended hereto as Schedule "J".

2.08 From time to time after the Closing Date, Degerstrom shall execute and deliver or cause to be executed and delivered to MASA and NAD, as the case may be, such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by counsel for MASA and NAD, in addition to those the delivery of which are required at the Asset Closing, in order to vest in MASA and NAD, as the case may be, all right, title and interest of Degerstrom in and to the Assets, in order to carry out the purpose and intent of this Agreement, at no cost to Degerstrom.

2.09 From time to time after the Closing Date, the Vendors shall execute and deliver or cause to be executed and delivered to Minera, such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by counsel for Minera, in addition to those the delivery of which are required at the Closing, in order to vest in Minera, all right, title and interest of the Vendors in and to the MASA Shares, NAD Shares in order to carry out the purpose and intent of this Agreement, at no cost to the Vendors.

2.10 The Asset Closing shall take place immediately prior to the Closing at the Place of Closing on the Closing Date or at such other place or at such other time as the Vendors, Minera, NAD and MASA may agree.


                                   ARTICLE 3.
                                 PURCHASE PRICE

3.01 The purchase price to be paid by MASA for the Assets transferred to it from Degerstrom is the Royalty.

3.02 The purchase price to be paid by NAD for the Assets transferred to it from Degerstrom is the Royalty.

3.03 The purchase price to be paid by Minera to Degerstrom for the NAD Shares and MASA Shares held by Degerstrom shall be the sum of the following:

     (a)  the Minera Shares payable on the Closing Date to Degerstrom;

     (b)  the Bonus;

     (c)  the Royalty; and

     (d) the aggregate amount of costs and expenses incurred by Degerstrom on behalf of Minera from the Effective Date until the Closing Date. (These costs and expenses include operating costs, capital costs, overhead, and all costs associated with the incorporation and the administration and operation of Minera, paid by Degerstrom after the Effective Date. These costs and expenses are set forth in Schedule "K" will be reimbursed to Degerstrom after Closing pending an audit by an independent accounting firm to confirm or adjust amounts listed in Schedule "K". Reimbursement as defined in Schedule "L" hereto attached.

3.04 Degerstrom acknowledges and agrees that:

     (a) the Minera Shares are issued pursuant to exemptions contained in the Securities Act (Alberta) and pursuant to an exemption from the registration requirements of the United States Securities Act of 1933;

     (b) the issuance of the Minera Shares are subject to the policies, rules and by-laws of any regulatory body and the Minera Shares may be subject to escrow provisions imposed by any regulatory body. Degerstrom agrees to be bound by and comply with all of the policies, rules and by-laws of any regulatory body in regard to the Minera Shares, and to comply with all laws and securities regulations in respect of the trading of the Minera Shares; and

     (c) no portion of the Minera Shares held by Degerstrom or shares received by Degerstrom pursuant to an Amalgamation shall be traded, as that term is defined in the Securities Act (Alberta), for a period of 1.5 years without the prior written approval of Minera, such consent not to be unreasonably withheld.

3.05 Minera shall cause to be delivered to Degerstrom a certificate or certificates representing all the Minera Shares and will cause the Minera Shares to be duly recorded on the books of Minera in the name of Degerstrom. All such share certificates shall be fully transferable on the books of Minera and endorsed in blank for transfer in a manner satisfactory to counsel for Degerstrom. The delivery of such Minera Shares shall be against receipt of the Minera Shares and NAD Shares from Degerstrom.

3.06 The purchase price to be paid by Minera to Gavin for the MASA Shares held by Gavin shall be $400.00 (U.S.), payable by Minera to Gavin on the Closing Date.

3.07 The purchase price to be paid by Minera to Vargas for the Vargas Option shall be $1.00 payable by Minera to Vargas on the Closing Date.

3.08 The purchase price to be paid by Minera to Vargas for the NAD Shares held by Vargas shall be $200.00 (U.S.) payable by Minera to Vargas on the Closing Date.

3.09 The purchase price to be paid by Minera to Elizalde for the Elizalde Option shall be $1.00 payable by Minera to Elizalde on the Closing Date.


                                   ARTICLE 4.
                           NET SMELTER RETURN ROYALTY

4.01 Subject to Section 4.03 Degerstrom will levy and collect a Royalty equal to a percentage determined in Section 4.02 of the Net Smelter Return earned on all of the Properties, MASA Properties, NAD Properties and any Future Properties acquired by Minera, MASA, NAD or their affiliates, as the case may be, located in the Republic of Argentina. The Net Smelter Return will be calculated as set forth in Schedule "D".

4.02 The Properties, MASA Properties, NAD Properties or Future Properties, are subject to a Royalty equal to the difference between 3% and the Underlying Royalty subject to a maximum Royalty of 2% and a minimum Royalty of 0% payable to Degerstrom:

4.03 In the event Degerstrom allocates and levies a Royalty on the NSR earned on any of the Properties, MASA Properties, NAD Properties or the Future Properties, MASA, Minera,

NAD or their affiliates, as the case may be, each shall at any time have the option, upon giving notice to Degerstrom, to buy back up to one-half of the Royalty on the NSR payable to Degerstrom on the property owned by it upon the payment of $1,500,000 (U.S. Funds) for every 1% of the Royalty on the NSR purchased. The notice shall be in writing and contain the details as to the percentage of the Royalty to be purchased and the consideration to be paid. Each of MASA, Minera, NAD or their affiliates, as the case may be, shall then have the right for a period of twenty (20) days after receipt of the notice by Degerstrom to purchase the Royalty and to provide the consideration to Degerstrom. The option to purchase the Royalty payable on the NSR may be exercised in whole or in part at any time by each of MASA, Minera, NAD or their affiliates, as the case may be, until such time as the full amount of the Royalty has been purchased pursuant to the conditions stated above.


                                   ARTICLE 5.
                               TRANSFER OF ASSETS

5.01 The Properties shall be in the possession and remain at the risk of Degerstrom until the Asset Closing. At such time and upon payment by MASA of the purchase price to Degerstrom, title to that portion of the Assets set forth in Schedule "A" Part I will pass to MASA. Thereafter, that portion of the Assets set forth in Schedule "A" Part I shall be at the risk of MASA. At such time and upon payment by NAD of the purchase price to Degerstrom, title to that portion of the Assets set forth in Schedule "A" Part II will pass to NAD. Thereafter, that portion of the Assets set forth in Schedule "A" Part II shall be at the risk of NAD.

                                   ARTICLE 6.
                                   ADJUSTMENTS

6.01      General

          All benefits, income and expenses, and all other obligations of every kind and nature whatsoever accruing, payable or paid or received or receivable, in respect to the Assets, and all benefits, income, expenses and all obligations of every kind and nature whatsoever accruing payable or paid and received or receivable in respect to all general exploration costs associated with the Assets and, costs of exploration projects in Argentina that did not become part of the Assets, including but not limited to maintenance, exploration, development, overhead and operating costs shall be apportioned between Degerstrom and MASA with respect to that portion of the Assets set forth in Schedule "A" Part I and Degerstrom and NAD with respect to that portion of the Assets set forth in Schedule "A" Part II as of the Effective Date on the following basis:

     (a) Degerstrom shall be responsible for costs and expenses, including operating costs and capital costs, paid prior to the Effective Date; and MASA shall be responsible for costs and expenses, including exploration and development costs, operating costs, capital costs, maintenance and overhead, with respect to that portion of the

          Assets set forth in Schedule "A" Part I, all general exploration costs associated with that portion of the Assets set forth in Schedule "A"
          Part I and costs of exploration projects that did not become part of that portion of the Assets set forth in Schedule "A" Part I and all costs associated with the incorporation and administration and operation of MASA that are paid by Degerstrom after the Effective Date;

     (b) Degerstrom shall be responsible for costs and expenses, including operating costs and capital costs, maintenance and overhead, with respect to that portion of the Assets set forth in Schedule "A" Part II and all general exploration costs associated with that portion of the Assets set forth in Schedule "A" Part II and costs of exploration projects that did not become part of that portion of the Assets set forth in Schedule "A" Part II paid prior to the Effective Date and NAD shall be responsible for costs and expenses, including exploration and development that portion of costs, operating costs, capital costs, maintenance and overhead, with respect to that portion of the Assets set forth in Schedule "A" Part II and all general exploration and exploration projects that did not become part of that portion of the Assets set forth in Schedule "A" Part II and all costs associated with the administration and operation of NAD, paid by Degerstrom after the Effective Date;

     (c) Rental and all similar payments made by Degerstrom to preserve that portion of the Claims relating to the Assets set forth in Schedule "A"
          Part I, if any, shall be paid by MASA from the Effective Date as set forth in Schedule "E" section 5;

     (d) Rental and all similar payments made by Degerstrom to preserve that portion of the Claims relating to the Assets set forth in Schedule "A"
          Part II, if any, shall be paid by NAD from the Effective Date as set forth in Schedule "E" section 5;

     (e) From the Effective Date to the Closing Date, Degerstrom has been paying MASA's costs and expenses as identified in section 6.01(a) and 6.01(c) above and NAD's cost and expenses as identified in Section
          6.01 (b) and 6.01 (d) above, which costs and expenses will be reimbursed to Degerstrom based on the following:

          (i) Costs and expenses attached hereto as Schedule "K" will be audited by an independent accounting firm prior to reimbursement to Degerstrom in accordance with the General Accepted Accounting Principals (GAAP) of Canada; and,

          (ii) Degerstrom will be reimbursed its audited costs and expenses as set forth in Schedule "L" attached hereto.

6.02      Adjustment Procedure

          All benefits and obligations as set forth in clause 6.01 hereof shall be subject to adjustment in accordance with the procedure as identified in Schedule "E" hereof.


                                   ARTICLE 7.
                             APPOINTMENT OF OPERATOR

7.01 Following the Closing Date, Degerstrom will become the operator of all exploration projects on the Properties, the MASA Properties, NAD Properties and Future Properties. The relationship of the parties will be governed in accordance with the terms of the Operating Agreement attached hereto as Schedule "C".


                                   ARTICLE 8.
                             RIGHT OF FIRST REFUSAL

8.01 In the event MASA, Minera, or NAD elects to develop a Property, MASA Property, NAD Property, or Future Property, as the case may be, and contract out development and production, MASA, Minera, or NAD, as the case may be, shall give notice thereof to Degerstrom. The notice shall contain the terms and conditions of the proposed arrangement including the consideration to be received and if applicable the name of the third-party to whom MASA, Minera or NAD are contracting with. Degerstrom shall have the right for a period of thirty (30) days after the receipt of the notice from MASA, Minera or NAD (in this article called the "Notice Period") to elect in writing to meet the contract bid by a third-party. If Degerstrom declines or fails to elect within the Notice Period, to meet the contract bid MASA, Minera or NAD, as the case may be, shall be free for a period of sixty (60) days next following the expiry of the Notice Period to enter into a contract with the third-party on the terms and conditions and to the third party, if applicable, stipulated in its offer but not after the said sixty (60) day period nor otherwise than as so stipulated without again complying with the provisions of this article.

                                   ARTICLE 9.
                               INTERIM OPERATIONS

9.01 Degerstrom agrees to inform MASA, Minera and NAD of all proposed material operations with respect to the Assets to take place between the execution of this Agreement and the Closing Date. Between the date of execution of this Agreement and the Closing Date, no contractual commitment shall be entered into and no variation of existing commitments or transactions in respect of the Assets shall be made or entered into by Degerstrom, without notification to MASA, Minera and NAD.

9.02 Subject to Clause 9.01, until the Closing Date, to the extent that the nature of Degerstrom's interests permit, and subject to all agreements applicable to the Assets, Degerstrom shall use all reasonable efforts which would normally be expected of Degerstrom in accordance with industry standards to cause the Properties to be maintained in a proper and prudent manner in accordance with generally accepted mining industry practices, and shall cause all covenants and conditions concerning the mining lands and all other agreements relating to the Properties to be performed and complied with. MASA, Minera or NAD shall reimburse Degerstrom for all costs and expenses relating to the Properties incurred after the Effective Date to the Asset Closing pursuant to the procedure set forth in Schedule "E" hereof.

9.03 Notwithstanding the foregoing, Degerstrom shall not, from the date hereof and without the prior written consent of MASA, Minera or NAD, which consent shall not be unreasonably withheld or delayed, surrender or abandon any of the Properties or permit any of the Claims comprising the Properties to expire. However, certain Properties may be abandoned or surrendered or Claims comprising the Properties may be allowed to expire if they are deemed not worthy of retention through the normal course of geologic investigation by Degerstrom without written consent of MASA, NAD and Minera. Degerstrom covenants and agrees to apply for the continuation of any Claim comprising the Properties which will expire on or prior to the Closing Date, subject to the following.

9.04 Degerstrom, Gavin and Vargas, with respect to MASA, and Degerstrom, Vargas and Elizalde, with respect to NAD, shall cause the Business of NAD and the Business of MASA to be carried on in the ordinary course between the date of execution and delivery of this Agreement and the Closing Date, and each undertakes to notify Minera of any event or occurrence during such period which might reasonably be considered to have a materially adverse effect on the Business of the NAD or the Business of MASA, as the case may be.

9.05 Unless otherwise approved by Minera in writing, which approval may not be unreasonably withheld, Degerstrom, Gavin and Vargas, with respect to MASA, and Degerstrom, Vargas and Elizalde, with respect to NAD, covenant with Minera that during the period from the date hereof until the earlier of the Closing Date or termination of this Agreement, Degerstrom, Gavin and Vargas, with respect to MASA, and Degerstrom, Vargas and Elizalde, with respect to NAD, shall not permit NAD or MASA to:

     (a) sell, transfer or dispose of or create any mortgage, pledge, waiver or other encumbrance or a security interest on or in respect of the whole or any part of the NAD Assets or MASA Assets, however certain MASA Properties or NAD Properties may be abandoned or surrendered or MASA Claims comprising the MASA Properties or the NAD Claims comprising the NAD Properties may be allowed to expire if they are deemed not worthy of retention through the normal course of geologic investigation by Degerstrom without written consent of Minera;

     (b)  enter into any transaction not in the ordinary course of business;

     (c)  borrow money or incur any indebtedness for money borrowed;

     (d) make loans, advances or other payments, excluding routine advances to employees of NAD or MASA for expenses incurred in the ordinary course and such amounts as contemplated in this Agreement;

     (e)  make any capital expenditures;

     (f) issue, sell or agree to issue or sell any shares, rights, options, warrants or other securities;

     (g) purchase, cancel, retire, redeem or otherwise acquire any of NAD or MASA's outstanding shares, rights, options, warrants or other securities other than as contemplated herein;

     (h) change, amend or modify the charter documents or by-laws of NAD or MASA;

     (i) enter into or amend any contract or otherwise agree to any changes in any contract to which NAD or MASA is a party;

     (j) except for the specific purposes of complying with the terms hereof, hold any meetings of the board of directors or shareholders of NAD or MASA without prior notice and subsequent delivery of minutes thereof to Minera; or

     (k) declare, set aside, make or pay any dividend or other distribution of any kind in respect of any securities issued by NAD or MASA.

9.06 Degerstrom shall continue to remain liable for, and agrees to indemnify and save MASA harmless from and against, any costs, expenses or claims made in respect of that portion of the Assets set forth in Schedule "A" Part I and Degerstrom's interests in all agreements regarding that portion of the Assets set forth in Schedule "A" Part I that are assigned to MASA arising any time prior to the Effective Date, excepting, in each case, any liability, loss, cost, claim or damage to the extent the same are reimbursed by insurance or caused by the negligence of MASA. MASA agrees to assume liability for and indemnify and save Degerstrom harmless from and against, any costs, expenses or other claims made in respect of that portion of the Assets set forth in Schedule "A" Part I that are assigned to MASA attributable to any time after the Effective Date, excepting, in each case, any liability, loss, cost, claim or damage to the extent that the same are reimbursed by insurance or caused by the negligence of Degerstrom.

9.07 Degerstrom shall continue to remain liable for and agrees to indemnify and save NAD harmless from and against, any cost, expense or claim made in respect of that portion of the Assets set forth in Schedule "A" Part II and Degerstrom's interests in all agreements regarding that portion of the Assets set forth in Schedule "A" Part II that are assigned to NAD arising any time prior to the Effective Date, excepting, in each case, any liability, loss, cost, claim or damage to the extent the same are reimbursed by insurance or caused by the negligence of NAD. NAD agrees to assume liability for and indemnify and save Degerstrom harmless from and against, any costs, expense or other claim made in respect of that portion of the Assets set forth in Schedule "A" Part II that are assigned to NAD attributable to any time after the Effective Date, excepting, in each case, any liability, loss, cost, claim or damage to the extent that the same are reimbursed by insurance or caused by the negligence of Degerstrom.

9.08 The indemnities contained in clause 9.06 shall survive the Asset Closing until July 1, 1996, and shall be deemed to apply to all assignments, transfers, conveyances, novations and other documents conveying that portion of the Assets set forth in Schedule "A" Part I to MASA. Each party shall have full right of substitution and subrogation in and to all covenants and warranties by others heretofore given or made in respect of that portion of the Assets set forth in Schedule "A" Part I or any part thereof to the extent permitted at law.

9.09 The indemnities contained in clause 9.07 shall survive the Asset Closing until July 1, 1996, and shall be deemed to apply to all assignments, transfers, conveyances, novations and other documents conveying that portion of the Assets set forth in Schedule "A" Part II to NAD. Each party shall have full right of substitution and subrogation in and to all covenants and warranties by others heretofore given or made in respect of that portion of the Assets set forth in Schedule "A" Part II, or any part thereof to the extent permitted at law.

9.10 The Vendors covenant and agree with Minera, each on their own behalf, and Minera hereby covenants and agrees with the Vendors (the party or parties so covenanting and agreeing to indemnify another party or parties hereinafter in this Section referred to as the "Indemnifying Party" and the party or parties so to be indemnified being hereinafter called the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing, from and against any claims, demands, actions, causes of action, damages, loss, costs, liability or expense (hereinafter in this Section called "Claims") which may be made or brought against the Indemnified Party or which it may suffer or incur as a result of, in respect of, or arising out of any nonfulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained herein or in any certificate or other document furnished by the Indemnifying Party pursuant hereto.


                                   ARTICLE 10.
                 TECHNICAL, OPERATING AND FINANCIAL INFORMATION

10.01 Degerstrom shall, subject to any and all contractual restrictions on it, make available to MASA, NAD and Minera and their authorized representatives for inspection at a location in the City of Mendoza, Argentina any and all records pertaining to operating revenues and expenses, all geo-technical data relating to the Assets, NAD Assets and MASA Assets as are in the possession of Degerstrom or to which Degerstrom is entitled and provide, if requested by MASA, NAD and Minera, copies of same at MASA, NAD or Minera's expense.

10.02 Degerstrom shall, subject to any and all contractual restrictions on it, make available to MASA, NAD and Minera and their authorized representatives for inspection at a location in the City of Mendoza, Argentina any and all of its books, accounts, records and other financial, operating, marketing and other data and records relating to the Assets, NAD Assets and MASA Assets as MASA, NAD and Minera reasonably requires in connection herewith.

10.03 Degerstrom shall upon Asset Closing deliver to MASA and NAD, in organized form, original copies of such documents and information as contemplated in this
Article 10, at MASA and NAD's expense.


                                   ARTICLE 11.
                            CONVEYANCES AND ELECTIONS

11.01 At the Asset Closing, Degerstrom shall prepare, execute and deliver (or cause to be executed and delivered) to MASA and NAD, or solicitors of MASA and NAD, all such deeds, bills of sale, assignments, transfers, conveyances, novations, notices, discharges of security and other documents and assurances as may be reasonably necessary to convey that portion of the Properties to MASA and NAD, as the case may be, at no cost to Degerstrom. Degerstrom shall also deliver all files, records, reports, data and other information relating to the Miscellaneous Interests. Any such closing documents and assurances shall be in such form and shall be of such content as are reasonably required by MASA and NAD. Degerstrom shall cooperate with MASA and NAD to secure execution of such deeds, documents and assurances by the parties thereto other than Degerstrom, MASA and NAD. All such deeds, documents and assurances executed and delivered pursuant to this Agreement are subordinate to the provisions of this Agreement and the provisions of this Agreement shall govern and prevail in the event of any conflict between the provisions of this Agreement and any such document or assurance. There shall be no merger of any covenant, representation or warranty herein contained in any such deeds, documents and assurances notwithstanding any rule of law, equity or statute to the contrary.

11.02 At the Asset Closing, Degerstrom shall deliver, or cause to be delivered, such transfers and assignments as MASA and NAD reasonably deems necessary to convey legal title to that portion of the Properties being transferred to each of MASA and NAD, as the case may be, and such other assignments, conveyances, novations, notices and other documents as may reasonably be required by MASA and NAD, at their respective expense.

11.03 Prior to and following the Asset Closing, Degerstrom shall use all reasonable efforts to obtain and deliver to MASA and NAD all necessary consents, permissions and approvals by shareholders, co-owners, third parties and governmental and regulatory authorities necessary and applicable in connection with the transaction herein provided for, at their respective expense.

                                   ARTICLE 12.
                   DEGERSTROM'S REPRESENTATIONS AND WARRANTIES
                             WITH RESPECT TO ASSETS

12.01 To induce MASA and NAD to enter into this Agreement and complete the transactions contemplated herein, with respect to the transfer of the Assets, Degerstrom hereby represents and warrants to and in favour of MASA and NAD now as provided in this Article 12, which representations and warranties shall also have been and will be true and correct as at the Effective Date, the date hereof and the Closing Date;

12.02 Degerstrom is and at the Closing Date shall continue to be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington;

12.03 Degerstrom is the beneficial, equitable and registered owner of the Assets and has the ability to convey and transfer an interest in that portion of the Assets set forth in Schedule "A" Part I to MASA and that portion of the Assets set forth in Schedule "A" Part II to NAD;

12.04 Degerstrom has the corporate power to own the Assets and carry on business with respect to the Assets;

12.05 Degerstrom has all requisite corporate power and authority to enter into this Agreement and to perform each of Degerstrom's obligations under this Agreement;

12.06 All necessary corporate action has been taken by Degerstrom to authorize the execution and delivery by Degerstrom of this Agreement and all other agreements and instruments contemplated by this Agreement;

12.07 The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of transactions contemplated herein will not violate nor be in conflict with any provision of any material agreement or instrument to which Degerstrom is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Degerstrom or of the articles of incorporation or by-laws of Degerstrom;

12.08 Except as specifically set forth in this Agreement, no person, firm or corporation has any right, under preferential rights of purchase clauses or otherwise which has not been waived prior to the Asset Closing, to acquire any interest in the Assets;

12.09 This Agreement has been duly executed and delivered by Degerstrom and all documents required hereunder to be executed and delivered by Degerstrom shall have been duly executed and delivered, and this Agreement does and such documents will, constitute legal, valid and binding obligations of Degerstrom enforceable in accordance with their respective terms;

12.10 Degerstrom has not received notice of default under any agreement affecting the Assets;

12.11 Degerstrom has not incurred any obligation or liability contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which MASA or NAD shall have any obligation or liability, except as disclosed;

12.12 In respect of the Properties:

     (a) all Claims comprising part of the Properties are in all respects valid and subsisting;

     (b) applications have been filed for certain Claims comprising part of the Properties.

     (c) all requirements and procedures to maintain the validity of each of the Claims comprising part of the Properties have in all respects been properly and timely observed and followed, and all conditions and obligations necessary to keep them in full force and effect have in all respects been fully satisfied and performed;

     (d) Degerstrom has not received any notice of default or delinquency under any of the Claims comprising part of the Properties which has not been cured or which is outstanding and uncured as of the date hereof;

     (e) Degerstrom has complied in all respects with all conditions required of it necessary to keep the Claims comprising part of the Properties in full force and effect;

     (f) all rentals, production royalties, advance royalties and other payments due under the Claims comprising part of the Properties have in all respects been properly paid to the persons entitled to receive such payment;

     (g) all of the Properties have been operated and maintained in conformance with all applicable laws, rules, regulations and orders of all governmental authorities having jurisdiction and are in all respects subject to no penalties on account of past operation and maintenance;

     (h) none of the Properties or the occupancy or operation of any of such Properties, is in violation of any foreign or municipal building or zoning law, ordinance, code or regulation applicable to such Properties or their owner;

     (i) no notice from any governmental body or other authority has been served upon Degerstrom or, to the best of Degerstrom's knowledge, upon any other person or upon any real property used in the operations of the Properties, claiming any violation of any such building or zoning law, ordinance, code or regulation or requiring or calling attention to the need for any work, repairs, construction, alterations or installation on or in connection with said Properties; and,

     (j) no condemnation or eminent domain proceedings have been initiated which relate to any of the Properties and no such proceedings are threatened or have been filed by any government authority have jurisdiction with respect thereto; and,

12.13 To the best of Degerstrom's knowledge, information and belief, there is no circumstance, matter or thing which reasonably could be expected to lead Degerstrom to believe that Degerstrom does not have good and marketable title to its interests in the Assets as set out in Schedule "A" or a valid option to earn interest in the Properties as set out in Schedule "A", and Degerstrom has done no act or thing and is not aware of any act or thing having been done whereby any of its interests in and to the Assets may be cancelled, nor has it encumbered or alienated the Assets or any interest therein, and the Assets are as of the Effective Date, and will be at the Closing Date, free and clear of all liens, encumbrances, adverse claims, demands and royalties created by, through or under it other than existing security for which registrable discharges and a release will be provided at Closing and the Permitted Encumbrances and except as set forth in Clause 4.01;

12.14 Subject to the rents, covenants, conditions and stipulations in the Claims and any option agreements pertaining to the Assets and on the lessee's or holder's part thereunder to be paid, performed and observed, MASA and NAD may (upon the Asset Closing) enter into and upon, hold and enjoy the Assets for the residue of their respective terms, and all renewals or extensions thereof for MASA and NAD's own use and benefit without any lawful interruption of or by Degerstrom or any other person whomsoever claiming or to claim by, through or under Degerstrom and Degerstrom binds itself to warrant and defend all and singular the Assets against all persons whosoever claiming or to claim the same or any part hereof or any interest therein by, through or under Degerstrom;

12.15 There are no outstanding authorizations for expenditure pursuant to which expenditures will or may be made in respect of the Assets, nor are there any other financial commitments which are outstanding or due or which hereafter may become due in respect of Assets or operations in respect thereof, excepting authorizations for expenditure or commitments in respect of the Assets of which Degerstrom has provided written notice to MASA and NAD, as the case may be, prior to the date hereof;

12.16 Degerstrom is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which might reasonably be expected to result in a material impairment or loss of Degerstrom's interest in the Assets or any part thereof, and there is no particular circumstance, matter or thing known to Degerstrom which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation;

12.17 To the best of Degerstrom's knowledge, the Properties are in compliance, and as of the closing will be in compliance, in all material respects with all applicable laws, regulations, orders, judgments and decrees, including without limitation, all applicable government and other environmental legislation or regulations, and are in material compliance with and have obtained all necessary environmental orders, permits, certificates, approvals, directions, instructions, consents and other requirements applicable to the Properties by or from any governmental authority. None of the Properties are subject to any enforcement proceedings under any governmental law, regulation or ordinance.

12.18 To the best of Degerstrom's knowledge, the Properties have been operated in substantial compliance with applicable environmental, health or safety laws, regulations, orders, or approvals in all material respects. All material environmental contaminants used on or in connection with the Properties have been used, stored, treated, shipped and disposed of, in substantial compliance with applicable environmental, health or safety laws, regulations, orders, or approvals in all material respects. To the best of Degerstrom's knowledge, no hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released in connection with the Properties into the environment in breach of laws or regulations, nor has any relevant person deposited, discharged, placed or disposed of any such contaminants in breach of laws or regulations. To the best of Degerstrom's knowledge, each relevant person has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by applicable governmental laws, regulations or orders.

12.19 No statement, representation or warranty of Degerstrom under this Agreement, and none of the written data and documentation, including accounting statements and records, furnished or caused to be furnished by Degerstrom to MASA and NAD, contains or will contain any untrue statement of a material fact.

12.20 None of the documents which have been supplied to MASA and NAD by or on behalf of Degerstrom in connection with the transactions contemplated hereunder, contains any untrue statement of a material fact (as defined in the Securities Act (Alberta)) or omits any statement of a material fact necessary in order to make the statements contained therein not misleading; provided, however, that ore reserve calculations, projections and forecasts in relation to future events concerning the Assets and the Properties, although based on reasonable assumptions, are subject to different interpretations and actual results may vary from such calculations, projections and forecasts. There is no fact known to Degerstrom which materially and adversely affects, or which may materially and adversely affect, the business, prospects or financial condition of the Assets and the Properties that has not been disclosed to MASA and NAD.

                                   ARTICLE 13.
                      MASA'S REPRESENTATIONS AND WARRANTIES

13.01 To induce Degerstrom to enter into this Agreement and complete the transactions contemplated herein, MASA hereby represents and warrants to and in favour to Degerstrom now as provided in this Article 13 which representations and warranties shall also have been true and will be true and correct as at the date hereof and as of the Closing Date.

13.02 MASA is and at the Closing Date shall continue to be a corporation duly incorporated under its jurisdiction of incorporation, validly existing, and is in good standing under the laws of Argentina and qualified under the mining laws of the Republic of Argentina.

13.03 MASA has all requisite power and authority to enter into this Agreement and to purchase and pay for that portion of the Assets set forth in Schedule "A"
Part I on the terms described herein and to perform the other obligations of MASA under this Agreement.

13.04 All necessary corporate action will have been taken by MASA at the Closing Date to authorize the execution and delivery by MASA of this Agreement and all other agreements and instruments contemplated by this Agreement.

13.05 The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of any material agreement or instrument to which MASA is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to MASA or the constating documents or by-laws of MASA.

13.06 This Agreement has been duly executed and delivered by MASA and all documents required hereunder to be executed and delivered by MASA shall have been duly executed and delivered and this Agreement does, and such documents will, constitute legal, valid and binding obligations of MASA enforceable in accordance with their respective terms.

13.07 MASA has not incurred any liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Degerstrom shall have any obligation or liability.


                                   ARTICLE 14.
                      NAD'S REPRESENTATIONS AND WARRANTIES

14.01 To induce Degerstrom to enter into this Agreement and complete the transactions contemplated herein, NAD hereby represents and warrants to and in favour to Degerstrom now as provided in this Article 14 which representations and warranties shall also have been true and will be true and correct as at the date hereof and as of the Closing Date.

14.02 NAD is and at the Closing Date shall continue to be a corporation duly incorporated under its jurisdiction of incorporation, validly existing, and is in good standing under the laws of Argentina and qualified under the mining laws of the Republic of Argentina.

14.03 NAD has all requisite power and authority to enter into this Agreement and to purchase and pay for that portion of the Assets set forth in Schedule "A"
Part II on the terms described herein and to perform the other obligations of NAD under this Agreement.

14.04 All necessary corporate action will have been taken by NAD at the Closing Date to authorize the execution and delivery by NAD of this Agreement and all other agreements and instruments contemplated by this Agreement.

14.05 The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of any material agreement or instrument to which NAD is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to NAD or the constating documents or by-laws of NAD.

14.06 This Agreement has been duly executed and delivered by NAD and all documents required hereunder to be executed and delivered by NAD shall have been duly executed and delivered and this Agreement does, and such documents will, constitute legal, valid and binding obligations of NAD enforceable in accordance with their respective terms.

14.07 NAD has not incurred any liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Degerstrom shall have any obligation or liability.


                                   ARTICLE 15.
               DEGERSTROM, VARGAS, AND ELIZALDE'S REPRESENTATIONS
                                 AND WARRANTIES

15.01 To induce Minera to enter into this Agreement and complete the transactions contemplated herein, Degerstrom, Vargas and Elizalde, each on their own behalf hereby represent and warrant to and in favor of Minera now as provided in Article 15, which representations and warranties will be true and correct as of the date hereof and as of the Closing Date.

15.02 The NAD Shares are free of all mortgages, charges, liens and other encumbrances and no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase from Degerstrom, Vargas and Elizalde of any of the NAD Shares except as provided herein, and Degerstrom, Vargas and Elizalde are entitled to sell the NAD Shares as provided in this Agreement.

15.03 Degerstrom has all requisite corporate power and authority to enter into this Agreement and to perform each of Degerstrom's obligations under this Agreement.

15.04 All necessary corporate action has been taken by Degerstrom to authorize the execution and delivery by Degerstrom of this Agreement and all other agreements and instruments contemplated by this Agreement;

15.05 The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of transactions contemplated herein will not violate nor be in conflict with any provision of any material agreement or instrument to which Degerstrom, Vargas or Elizalde is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Degerstrom, Vargas and Elizalde or of the articles of incorporation or by-laws of Degerstrom;

15.06 This Agreement has been duly executed and delivered by Degerstrom, Vargas and Elizalde and all documents required hereunder to be executed and delivered by Degerstrom, Vargas and Elizalde shall have been duly executed and delivered, and this Agreement does and such documents will, constitute legal, valid and binding obligations of Degerstrom, Vargas and Elizalde enforceable in accordance with their respective terms;

15.07 NAD has not received notice of default under any agreement affecting the NAD Assets;

15.08 Degerstrom, Vargas and Elizalde have not incurred any obligation or liability contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Minera shall have any obligation or liability except as disclosed;

15.09 In respect of the NAD Properties:

     (a) all NAD Claims comprising part of the NAD Properties are in all respects valid and subsisting;

     (b) applications have been filed for certain NAD Claims comprising part of the NAD Properties.

     (c) all requirements and procedures to maintain the validity of each of the NAD Claims comprising part of the NAD Properties have in all respects been properly and timely observed and followed, and all conditions and obligations necessary to keep them in full force and effect have in all respects been fully satisfied and performed;

     (d) NAD has not received any notice of default or delinquency under any of the NAD Claims comprising part of the NAD Properties which has not been cured or which is outstanding and uncured as of the date hereof;

     (e) NAD has complied in all respects with all conditions required of it necessary to keep the NAD Claims comprising part of the NAD Properties in full force and effect;

     (f) all rentals, production royalties, advance royalties and other payments due under the NAD Claims comprising part of the NAD Properties have in all respects been properly paid to the persons entitled to receive such payment;

     (g) all of the NAD Properties have been operated and maintained in conformance with all applicable laws, rules, regulations and orders of all governmental authorities having jurisdiction and are in all respects subject to no penalties on account of past operation and maintenance;

     (h) none of the NAD Properties or the occupancy or operation of any of such NAD Properties, is in violation of any foreign or municipal building or zoning law, ordinance, code or regulation applicable to such NAD Properties or their owner;

     (i) no notice from any governmental body or other authority has been served upon NAD or, to the best of Degerstrom, Vargas and Elizalde's knowledge, upon any other person or upon any real property used in the operations of the NAD Properties, claiming any violation of any such building or zoning law, ordinance, code or regulation or requiring or calling attention to the need for any work, repairs, construction, alterations or installation on or in connection with said NAD Properties; and,

     (j) no condemnation or eminent domain proceedings have been initiated which relate to any of the NAD Properties and no such proceedings are threatened or have been filed by any government authority have jurisdiction with respect thereto;

15.10 (a) NAD has been duly organized and is validly existing under the laws of the Republic of Argentina. The authorized capital of NAD is as follows:

          12 common shares (par value)

     (b) The issued capital of NAD is 12 common shares, all of which are issued as fully paid and non-assessable which are registered as follows:

          9 common shares (par value) - Degerstrom 2 common shares (par value) - Vargas 1 common share (par value) - Elizalde

     (c) There are not any outstanding subscriptions, options, rights, warrants or other agreements or commitments obligating NAD to sell or issue any additional shares of any class or any securities convertible into any shares of any class.

     (d) Particulars of the charter documents and amendments thereto of NAD are described in Schedule "G" hereto. NAD has not authorized delivery or delivered to the appropriate government agency in the Republic of Argentina any application for amendment to the constating documents of NAD.

     (e) NAD has no subsidiary companies and owns no shares or securities of any other entity.

     (f) The Business of NAD has been carried on in the ordinary course since June 15, 1994.

     (g) NAD has the corporate power to own its property, which include the NAD Assets and to carry on the Business presently carried on by it.

     (h) NAD is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the Business conducted by it or the property owned or leased by it makes such qualification necessary.

     (i) No payments have been made or authorized since incorporation by NAD to its officers, directors, or shareholders.

15.11 To Degerstrom, Vargas and Elizalde's best information and belief, after due inquiry:

     (a) NAD has no outstanding contracts except as are disclosed in Schedule "AA" hereto, and except as otherwise set out herein or in other Schedules hereto; and

     (b) NAD is in good standing under all contracts to which it is a party and is entitled to all benefits thereunder.

15.12 NAD is not a party to any agreement of guarantee, indemnification or assumption of the obligations of a third party, or other like commitment, including endorsements or other contingent liabilities.

15.13 NAD has paid all taxes exigible from it or for the collection of which it is responsible under the laws of the Republic of Argentina.

15.14 To the best of Degerstrom, Vargas and Elizalde's knowledge, information and belief, there is no circumstance, matter or thing which reasonably could be expected to lead any of them to believe that NAD does not have good and marketable title to its interests in the NAD Assets or a valid option to earn interest in the NAD Properties, and NAD has done no act or thing and is not aware of any act or thing having been done whereby any of NAD's interests in and to the NAD Assets may be cancelled, nor has NAD encumbered or alienated the NAD Assets or any interest therein, and the NAD Assets are now and will be at the Closing Date, free and clear of all liens, encumbrances, adverse claims, demands and royalties created by, through or under NAD other than existing security for which registrable discharges and a release will be provided at Closing and the Permitted Encumbrances and except as set forth in Clauses 4.01;

15.15 There are no outstanding authorizations for expenditure pursuant to which expenditures will or may be made in respect of the NAD Assets, nor are there any other financial commitments which are outstanding or due or which hereafter may become due in respect of NAD Assets or operations in respect thereof, excepting authorizations for expenditure or commitments in respect of the NAD Assets of which Degerstrom, Vargas and Elizalde have provided written notice to Minera prior to the date hereof;

15.16 NAD is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which might reasonably be expected to result in a material impairment or loss of NAD's interest in the NAD Assets or any part thereof, and there is no particular circumstance, matter or thing known to Degerstrom, Vargas and Elizalde which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation;

15.17 To the best of Degerstrom, Vargas and Elizalde's knowledge, the NAD Properties are in compliance, and as of the closing will be in compliance, in all material respects with all applicable laws, regulations, orders, judgments and decrees, including without limitation, all applicable government and other environmental legislation or regulations, and are in material compliance with and have obtained all necessary environmental orders, permits, certificates, approvals, directions, instructions, consents and other requirements applicable to the NAD Properties by or from any governmental authority. None of the NAD Properties are subject to any enforcement proceedings under any governmental law, regulation or ordinance.

15.18 To the best of Degerstrom, Vargas and Elizalde's knowledge, the NAD Properties have been operated in substantial compliance with applicable environmental, health or safety laws, regulations, orders, or approvals in all material respects. All material environmental contaminants used on or in connection with the NAD Properties have been used, stored, treated, shipped and disposed of, in substantial compliance with applicable environmental, health or safety laws, regulations, orders, or approvals in all material respects. To the best of Degerstrom, Vargas and Elizalde's knowledge, no hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released in connection with the NAD Properties into the environment in breach of laws or regulations, nor has any relevant person deposited, discharged, placed or disposed of any such contaminants in breach of laws or regulations. To the best of Degerstrom, Vargas and Elizalde's knowledge, each relevant person has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by applicable governmental laws, regulations or orders.

15.19 No statement, representation and warranty of Degerstrom, Vargas or Elizalde and none of the documents which have been supplied to Minera by or on behalf of Degerstrom, Vargas or Elizalde in connection with the transactions contemplated hereunder, contains any untrue statement of a material fact (as defined in the Securities Act (Alberta)) or omits any statement of a material fact necessary in order to make the statements contained therein not misleading; provided, however, that ore reserve calculations, projections and forecasts in relation to future events concerning the NAD Assets and the NAD Properties, although based on reasonable assumptions, are subject to different interpretations and actual results may vary from such calculations, projections and forecasts. There is no fact known to Degerstrom, Vargas or Elizalde which materially and adversely affects, or which may materially and adversely affect, the business, prospects or financial condition of the NAD Assets and the NAD Properties that have not been disclosed to Minera.


                                  ARTICLE 16.
                  DEGERSTROM, GAVIN AND VARGAS' REPRESENTATIONS
                                 AND WARRANTIES

16.01 To induce Minera to enter into this Agreement and complete the transactions contemplated herein, Degerstrom, Gavin and Vargas, each on their own behalf hereby represent and warrant to and in favor of Minera now as provided in Article 16, which representations and warranties will be true and correct as at the date hereof and as of the Closing Date.

16.02 The MASA Shares are free of all mortgages, charges, liens and other encumbrances, and no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase from Degerstrom, Gavin and Vargas of any of the MASA Shares except as provided herein, and Degerstrom, Gavin and Vargas are entitled to sell the MASA Shares as provided in this Agreement.

16.03 Degerstrom has all requisite corporate power and authority to enter into this Agreement and to perform each of Degerstrom's obligations under this Agreement.

16.04 All necessary corporate action has been taken by Degerstrom to authorize the execution and delivery by Degerstrom of this Agreement and all other agreements and instruments contemplated by this Agreement;

16.05 The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of transactions contemplated herein will not violate nor be in conflict with any provision of any material agreement or instrument to which Degerstrom, Gavin or Vargas are a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Degerstrom, Gavin and Vargas or of the articles of incorporation or by-laws of Degerstrom;

16.06 This Agreement has been duly executed and delivered by Degerstrom, Gavin and Vargas and all documents required hereunder to be executed and delivered by Degerstrom, Gavin and Vargas shall have been duly executed and delivered, and this Agreement does and such documents will, constitute legal, valid and binding obligations of Degerstrom, Gavin and Vargas enforceable in accordance with their respective terms;

16.07 MASA has not received notice of default under any agreement affecting the MASA Assets;

16.08 Degerstrom, Gavin and Vargas have not incurred any obligation or liability contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Minera shall have any obligation or liability except as disclosed;

16.09 In respect of the MASA Properties:

     (a) all MASA Claims comprising part of the MASA Properties are in all respects valid and subsisting;

     (b) applications have been filed for certain MASA Claims comprising part of the MASA Properties.

     (c) all requirements and procedures to maintain the validity of each of the MASA Claims comprising part of the MASA Properties have in all respects been properly and timely observed and followed, and all conditions and obligations necessary to keep them in full force and effect have in all respects been fully satisfied and performed;

     (d) MASA has not received any notice of default or delinquency under any of the MASA Claims comprising part of the MASA Properties which has not been cured or which is outstanding and uncured as of the date hereof;

     (e) MASA has complied in all respects with all conditions required of it necessary to keep the MASA Claims comprising part of the MASA Properties in full force and effect;

     (f) all rentals, production royalties, advance royalties and other payments due under the MASA Claims comprising part of the MASA Properties have in all respects been properly paid to the persons entitled to receive such payment;

     (g) all of the MASA Properties have been operated and maintained in conformance with all applicable laws, rules, regulations and orders of all governmental authorities having jurisdiction and are in all respects subject to no penalties on account of past operation and maintenance;

     (h) none of the MASA Properties or the occupancy or operation of any of such MASA Properties, is in violation of any foreign or municipal building or zoning law, ordinance, code or regulation applicable to such MASA Properties or their owner;

     (i) no notice from any governmental body or other authority has been served upon MASA or, to the best of Degerstrom, Gavin and Vargas's knowledge, upon any other person or upon any real property used in the operations of the MASA Properties, claiming any violation of any such building or zoning law, ordinance, code or regulation or requiring or calling attention to the need for any work, repairs, construction, alterations or installation on or in connection with said MASA Properties; and,

     (j) no condemnation or eminent domain proceedings have been initiated which relate to any of the MASA Properties and no such proceedings are threatened or have been filed by any government authority have jurisdiction with respect thereto;

16.10 (a) MASA has been duly organized and is validly existing under the laws of the Republic of Argentina. The authorized capital of MASA is as follows:

          20 common shares (par value)

     (b) The issued capital of MASA is 20 common shares, all of which are issued as fully paid and non-assessable which are registered as follows:

          15 common shares (par value) - Degerstrom
          4 common shares (par value)  - Gavin
          1 common share (par value)   - Vargas

     (c) There are not any outstanding subscriptions, options, rights, warrants or other agreements or commitments obligating MASA to sell or issue any additional shares of any class or any securities convertible into any shares of any class.

     (d) Particulars of the charter documents and amendments thereto, of MASA are described in Schedule "H" hereto. MASA has not authorized delivery or delivered to the appropriate government agency in the Republic of Argentina any application for amendment to the constating documents of MASA.

     (e) MASA has no subsidiary companies and owns no shares or securities of any other entity.

     (f) The Business of MASA has been carried on in the ordinary course since September 13, 1994.

     (g) MASA has the corporate power to own its property, which include the MASA Assets and to carry on the Business presently carried on by it.

     (h) MASA is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the Business conducted by it or the property owned or leased by it makes such qualification necessary.

     (i) No payments have been made or authorized since incorporation by MASA to its officers, directors, or shareholders.

16.11 To Degerstrom, Gavin and Vargas' best information and belief, after due inquiry:

     (a) MASA has no outstanding contracts except as are disclosed in Schedule "AAA" hereto, and except as otherwise set out herein or in other Schedules hereto; and,

     (b) MASA is in good standing under all contracts to which it is a party and is entitled to all benefits thereunder.

16.12 MASA is not a party to any agreement of guarantee, indemnification or assumption of the obligations of a third party, or other like commitment, including endorsements or other contingent liabilities.

16.13 MASA has paid all taxes exigible from it or for the collection of which it is responsible under the laws of the Republic of Argentina.

16.14 To the best of Degerstrom, Gavin and Vargas' knowledge, information and belief, there is no circumstance, matter or thing which reasonably could be expected to lead any of them to believe that MASA does not have good and marketable title to its interests in the MASA Assets or a valid option to earn interest in the MASA Properties and MASA has done no act or thing and is not aware of any act or thing having been done whereby any of MASA's interests in and to the MASA Assets may be cancelled nor has MASA encumbered or alienated the MASA Assets or any interest therein, and the MASA Assets are now and will be at the Closing Date free and clear of all liens, encumbrances, adverse claims, demands and royalties created by, through or under MASA other than existing security for which registrable discharges and a release will be provided at Closing and the Permitted Encumbrances and except as set forth in Clauses 4.01;

16.15 There are no outstanding authorizations for expenditure pursuant to which expenditures will or may be made in respect of the MASA Assets, nor are there any other financial commitments which are outstanding or due or which hereafter may become due in respect of MASA Assets or operations in respect thereof, excepting authorizations for expenditure or commitments in respect of the MASA Assets of which Degerstrom, Gavin and Vargas have provided written notice to Minera prior to the date hereof;

16.16 MASA is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which might reasonably be expected to result in a material impairment or loss of MASA's interest in the MASA Assets or any part thereof, and there is no particular circumstance, matter or thing known to Degerstrom, Gavin and Vargas which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation;

16.17 To the best of Degerstrom, Gavin and Vargas' knowledge, the MASA Properties are in compliance, and as of the closing will be in compliance, in all material respects with all applicable laws, regulations, orders, judgments and decrees, including without limitation, all applicable government and other environmental legislation or regulations, and are in material compliance with and have obtained all necessary environmental orders, permits, certificates, approvals, directions, instructions, consents and other requirements applicable to the MASA Properties by or from any governmental authority. None of the MASA Properties are subject to any enforcement proceedings under any governmental law, regulation or ordinance.

16.18 To the best of Degerstrom, Gavin and Vargas' knowledge, the MASA Properties have been operated in substantial compliance with applicable environmental, health or safety laws, regulations, orders, or approvals in all material respects. All material environmental contaminants used on or in connection with the MASA Properties have been used, stored, treated, shipped and disposed of, in substantial compliance with applicable environmental, health or safety laws, regulations, orders, or approvals in all material respects. To the best of Degerstrom, Gavin and Vargas' knowledge, no hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released in connection with the MASA Properties into the environment in breach of laws or regulations, nor has any relevant person deposited, discharged, placed or disposed of any such contaminants in breach of laws or regulations. To the best of Degerstrom, Gavin and Vargas' knowledge, each relevant person has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by applicable governmental laws, regulations or orders.

16.19 No statement, representation and warranty of Degerstrom, Gavin or Vargas and none of the documents which have been supplied to Minera by or on behalf of Degerstrom, Gavin or Vargas in connection with the transactions contemplated hereunder, contains any untrue statement of a material fact (as defined in the Securities Act (Alberta)) or omits any statement of a material fact necessary in order to make the statements contained therein not misleading; provided, however, that ore reserve calculations, projections and forecasts in relation to future events concerning the MASA Assets and the MASA Properties, although based on reasonable assumptions, are subject to different interpretations and actual results may vary from such calculations, projections and forecasts. There is no fact known to Degerstrom, Gavin or Vargas which materially and adversely affects, or which may materially and adversely affect, the business, prospects or financial condition of the MASA Assets and the MASA Properties that have not been disclosed to Minera.

                                   ARTICLE 17.
                            MINERA'S REPRESENTATIONS
                                 AND WARRANTIES

17.01 To induce the Vendors to enter into this Agreement and complete the transactions contemplated herein, Minera hereby represents and warrants to and in favour of the Vendors now as provided in Article 17 which representations and warranties shall also have been true and will be true and correct as at the date hereof and the Closing Date as the case may be.

17.02 It has been duly incorporated and validly exist as a corporation in good standing under the laws of its jurisdiction of incorporation.

17.03 It has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated by it will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of it or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound.

17.04 The Minera Shares, as defined hereafter, to be issued to Degerstrom pursuant to this Agreement shall be duly issued as fully paid and non-assessable.


                                   ARTICLE 18.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

18.01 Notwithstanding anything to the contrary herein expressed or implied, it is expressly agreed and understood that the covenants, representations and warranties set forth in Article 12 are true on the date hereof, at the Effective Date, and at the Closing Date, and notwithstanding the Asset Closing or deliveries of covenants, representations and warranties in any other agreements at the Asset Closing, or prior or subsequent thereto, or investigations by the parties hereto or their counsel, the covenants, representations and warranties along with all rights of action in connection therewith, set forth in Article 12, shall survive the Asset Closing for the benefit of the parties hereto for a period of one (1) year from the Closing Date and shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Assets from Degerstrom to MASA and NAD.

18.02 Notwithstanding anything to the contrary herein expressed or implied, it is expressly agreed and understood that the covenants, representations and warranties set forth in Articles 13 and 14 are true on the date hereof, and the Closing Date, and notwithstanding the Asset Closing, or deliveries of covenants, representations and warranties in any other agreements at the Asset Closing, or prior or subsequent thereto, or investigations by the parties hereto or their counsel, the covenants, representations and warranties along with all rights of action in connection therewith, set forth in Articles 13 and 14, shall survive the Asset Closing for the benefit of the parties hereto for a period of one (1) year from the Closing Date and shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Assets from Degerstrom to MASA and NAD.

18.03 Notwithstanding anything to the contrary herein expressed or implied, it is expressly agreed and understood that the covenants, representations and warranties set forth in Articles 15, 16 and 17 are true on the date hereof, and the Closing Date, and notwithstanding the Closing, or deliveries of covenants, representations and warranties in any other agreements at the Closing, or prior or subsequent thereto, or investigations by the parties hereto or their counsel, the covenants, representations and warranties along with all rights of action in connection therewith, set forth in Articles 15, 16 and 17, shall survive the Closing for the benefit of the parties hereto for a period of one (1) year from the Closing Date and shall be deemed to apply to the transfer of the NAD Shares from Degerstrom and Vargas and the granting of the NAD option by Elizalde to Minera and the transfer of the MASA Shares from Degerstrom and Gavin and the granting of the MASA Option by Vargas to Minera.


                                   ARTICLE 19.
                         DEGERSTROM'S CLOSING CONDITIONS

19.01 The obligation of Degerstrom to complete the sale of that portion of the Assets set forth in Schedule "A" Part I to MASA and the sale of that portion of the Assets set forth in Schedule "A" Part II to NAD pursuant to this Agreement is subject to the satisfaction, at or prior to the Closing Date, of the following conditions precedent:

     (a) all representations and warranties of MASA contained in this Agreement shall be true and have been complied with in all material respects at and as of the date hereof and the Closing Date, MASA shall have tendered to Degerstrom a certificate from a senior officer of MASA to such effect and MASA shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied by MASA at or prior to the Closing Date, or will be caused to occur after the Closing Date;

     (b) all representations and warranties of NAD contained in this Agreement shall be true and have been complied with in all material respects at and as of the date hereof and the Closing Date, NAD shall have tendered to Degerstrom a certificate from a senior officer of NAD to such effect and NAD shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied by NAD at or prior to the Closing Date, or will be caused to occur after the Closing Date;

     (c) MASA shall have tendered to Degerstrom the purchase price payable at the Closing Date;

     (d) NAD shall have tendered to Degerstrom the purchase price payable at the Closing Date;

     (e) at the Closing Date, no action or proceeding shall have been instituted or threatened by any one before any court or governmental agency to obtain damages in respect of this Agreement and no litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement; and

     (f)  the concurrent execution and delivery of the Operating Agreement.

19.02 The forgoing conditions contained in clauses 19.01 shall be for the benefit of Degerstrom and may, without prejudice to any rights of Degerstrom hereunder, be waived by Degerstrom in writing, in whole or in part, at any time. In case any of the said conditions shall not be complied with through no act, default or omission of Degerstrom or waived by Degerstrom, at or before the Closing Date, Degerstrom may rescind and terminate this Agreement by written notice to MASA or NAD, as the case may be.


                                   ARTICLE 20.
              DEGERSTROM, VARGAS AND ELIZALDE'S CLOSING CONDITIONS

20.01 The obligation of Degerstrom, Vargas and Elizalde to complete the sale of the NAD Shares to Minera pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

     (a) all representations and warranties of Minera contained in this Agreement shall be true and have been complied with in all material respects at and as of the date hereof and the Closing Date, Minera each shall have tendered to Degerstrom, Vargas and Elizalde a certificate from a senior officer of Minera, respectively, to such effect, and Minera shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied by Minera at or prior to the Closing Date, or will be caused to occur after the Closing Date;

     (b) Minera shall have tendered to Degerstrom, Vargas and Elizalde that portion of the purchase price payable at the Closing Date;

     (c) at the Closing Date, no action or proceeding shall have been instituted or threatened by any one before any court or governmental agency to obtain damages in respect of this Agreement and no litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement; and,

     (d)  the concurrent execution and delivery of the Operating Agreement.

20.02 The forgoing conditions contained in clauses 20.01 shall be for the benefit of Degerstrom, Vargas and Elizalde and may, without prejudice to any rights of Degerstrom, Vargas and Elizalde hereunder, be waived by Degerstrom, Vargas or Elizalde in writing, in whole or in part, at any time. In case any of the said conditions shall not be complied with through no act, default or omission of Degerstrom, Vargas or Elizalde or waived by Degerstrom, Vargas or Elizalde at or before the Closing Date, Degerstrom, Vargas or Elizalde may rescind and terminate this Agreement by written notice to Minera.


                                   ARTICLE 21.
                DEGERSTROM, GAVIN AND VARGAS' CLOSING CONDITIONS

21.01 The obligation of Degerstrom, Gavin and Vargas to complete the transfer of the MASA Shares to Minera pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

     (a) all representations and warranties of the Minera contained in this Agreement shall be true and have been complied with in all material respects at and as of the date hereof and the Closing Date, Minera shall have tendered to Degerstrom, Gavin and Vargas a certificate from a senior officer of Minera to such effect, and Minera shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied by Minera at or prior to, Closing Date, or will be caused to occur after the Closing Date;

     (b) Minera shall have tendered to Degerstrom, Gavin and Vargas that portion of the purchase price payable at the Closing Date;

     (c) at the Closing Date, no action or proceeding shall have been instituted or threatened by any one before any court or governmental agency to obtain damages in respect of this Agreement and no litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement; and,

     (d)  the concurrent execution and delivery of the Operating Agreement.

21.02 The forgoing conditions contained in clauses 21.01 shall be for the benefit of Degerstrom, Gavin and Vargas and may, without prejudice to any rights of Degerstrom, Gavin and Vargas hereunder, be waived by Degerstrom, Gavin or Vargas in writing, in whole or in part, at any time. In case any of the said conditions shall not be complied with through no act, default or omission of Degerstrom, Gavin or Vargas or waived by Degerstrom, Gavin or Vargas at or before the Closing Date, Degerstrom, Gavin or Vargas may rescind and terminate this Agreement by written notice to Minera.

                                   ARTICLE 22.
                            MASA'S CLOSING CONDITIONS

22.01 The obligation of MASA to complete the purchase of that portion of the Assets as set forth in Schedule "A" Part I from Degerstrom pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

     (a) all covenants, representations and warranties of Degerstrom contained in this Agreement shall be true and have been complied with in all material respects at and as of the Effective Date, the date hereof and the Closing Date, Degerstrom shall have tendered to MASA a certificate of a senior officer of Degerstrom dated as of the Closing Date to such effect, and Degerstrom shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied by Degerstrom at or prior to the Closing Date;

     (b) except as shall have been approved in writing by MASA, there shall not have occurred between the date hereof and the Closing Date any damage to or alteration in or to that portion of the Assets as set forth in Schedule "A" Part I (including, without limitation, an amendment to any agreement or instrument forming a part thereof) which, in MASA's reasonable opinion, would materially adversely affect the value of the that the portion of Assets as set forth in Schedule "A" Part I and Degerstrom shall, on the Closing Date, has delivered to MASA a certificate of a senior officer of Degerstrom, dated as of the Closing Date, stating that, except as has been approved in writing by MASA, no damage or alteration has occurred during such period;

     (c) no action or proceeding shall have been instituted or threatened by any one before any court or governmental agency to obtain damages in respect of this Agreement or to restrain or prohibit the consummation of the transactions contemplated herein;

     (d) MASA shall have received the approval of its board of directors to the execution and delivery of this Agreement and to the transactions contemplated herein;

     (e) as at the Closing Date, there shall have been obtained the written consents and approvals, in form and substance satisfactory MASA, acting reasonably, of any governmental or regulatory agency or person whose consent to the transactions, contemplated herein is required;

     (f) that portion of the Assets as set forth in Schedule "A" of Part I shall be free of any and all encumbrances, liens, charges and demands of whatsoever nature save and except Permitted Encumbrances.

     (g) MASA shall have received, a favourable report in respect of Degerstrom's title to and interest in that portion of the Assets as set forth in Schedule "A" Part I and in respect of matters pertaining to Degerstrom, which matters, in the sole opinion of MASA's counsel, acting reasonably, are material to give effect to the transaction herein contemplated or which affect the value of that portion of the Assets as set forth in Schedule "A" Part I, or any part or portion thereof; and,

     (h) Degerstrom shall deliver to MASA, or make arrangements satisfactory to MASA, to deliver in organized form, all records, files and documents as described in Article 10.

22.02 The foregoing conditions contained in clause 22.01 shall be for the benefit of MASA and may, without prejudice to any of the rights of MASA hereunder, be waived by MASA in writing, in whole or in part, at any time, provided MASA may not waive the existence and operation of any preferential right to purchase any portion of the Assets as set forth in Schedule "A" Part I. In case any of the said conditions shall not be complied with through no act, default or omission of MASA or waived by MASA at or before the Closing Date, MASA may rescind and terminate this Agreement by written notice to Degerstrom.


                                   ARTICLE 23.
                            NAD'S CLOSING CONDITIONS

23.01 The obligation of NAD to complete the purchase of that portion of the Assets as set forth in Schedule "A" Part II from Degerstrom pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

     (a) all covenants, representations and warranties of Degerstrom contained in this Agreement shall be true and have been complied with in all material respects at and as of the Effective Date, the date hereof and the Closing Date, Degerstrom shall have tendered to NAD a certificate of a senior officer of Degerstrom dated as of the Closing Date to such effect, and Degerstrom shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied by Degerstrom at or prior to the Closing Date;

     (b) except as shall have been approved in writing by NAD, there shall not have occurred between the date hereof and the Closing Date any damage to or alteration in or to that portion of the Assets as set forth in Schedule "A" Part II (including, without limitation, an amendment to any agreement or instrument forming a part thereof) which, in NAD's reasonable opinion, would materially adversely affect the value of that portion of the Assets as set forth in Schedule "A" Part II and Degerstrom shall, on the Closing Date, has delivered to NAD a certificate of a senior officer of Degerstrom, dated as of the Closing Date, stating that, except as has been approved in writing by NAD, no damage or alteration has occurred during such period;

     (c) no action or proceeding shall have been instituted or threatened by any one before any court or governmental agency to obtain damages in respect of this Agreement or to restrain or prohibit the consummation of the transactions contemplated herein;

     (d) NAD shall have received the approval of its board of directors to the execution and delivery of this Agreement and to the transactions contemplated herein;

     (e) as at the Closing Date, there shall have been obtained the written consents and approvals, in form and substance satisfactory NAD, acting reasonably, of any governmental or regulatory agency or person whose consent to the transactions, contemplated herein is required;

     (f) That portion of the Assets as set forth in Schedule "A" Part II shall be free of any and all encumbrances, liens, charges and demands of whatsoever nature save and except Permitted Encumbrances.

     (g) NAD shall have received, a favourable report in respect of Degerstrom's title to and interest in that portion of the Assets as set forth in Schedule "A" Part II and in respect of matters pertaining to Degerstrom, which matters, in the sole opinion of NAD's counsel, acting reasonably, are material to give effect to the transaction herein contemplated or which affect the value of that portion of the Assets as set forth in Schedule "A" Part II, or any part or portion thereof; and,

     (h) Degerstrom shall deliver to NAD, or make arrangements satisfactory to NAD, to deliver in organized form, all records, files and documents as described in Article 10.

23.02 The foregoing conditions contained in clause 23.01 shall be for the benefit of NAD and may, without prejudice to any of the rights of NAD hereunder, be waived by NAD in writing, in whole or in part, at any time, provided NAD may not waive the existence and operation of any preferential right to purchase any portion of the Assets as set forth in Schedule "A" Part II. In case any of the said conditions shall not be complied with through no act, default or omission of NAD or waived by NAD at or before the Closing Date, NAD may rescind and terminate this Agreement by written notice to Degerstrom.

                                   ARTICLE 24.
                           MINERA'S CLOSING CONDITIONS

24.01 The obligation of Minera to complete the transfer of the NAD Shares and MASA Shares from the Vendors pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

     (a) all covenants, representations and warranties of the Vendors contained in this Agreement shall be true and have been complied with in all material respects at and as of the date hereof and the Closing Date and each of the Vendors shall have tendered to Minera a certificate (in the case of a corporation a certificate of a senior officer) of the Vendors dated as of the Closing Date to such effect, and the Vendors shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied by the Vendors at or prior to the Closing Date;

     (b) except as shall have been approved in writing by Minera, there shall not have occurred between the date hereof and the Closing Date any damage to or alteration in or to the NAD Assets and MASA Assets (including, without limitation, an amendment to any agreement or instrument forming a part thereof) which, in Minera's reasonable opinion, would materially adversely affect the value of the NAD Assets and MASA Assets and the Vendors shall, on the Closing Date, has delivered to Minera a certificate of a senior officer of each of the Vendors, where a corporation, or a certificate from any individuals, dated as of the Closing Date, stating that, except as has been approved in writing by Minera, no damage or alteration has occurred during such period;

     (c) no action or proceeding shall have been instituted or threatened by any one before any court or governmental agency to obtain damages in respect of this Agreement or to restrain or prohibit the consummation of the transactions contemplated herein;

     (d) Minera shall have received the approval of its board of directors to the execution and delivery of this Agreement and to the transactions contemplated herein;

     (e) as at the Closing Date, there shall have been obtained the written consents and approvals, in form and substance satisfactory Minera, acting reasonably, of any governmental or regulatory agency or person whose consent to the transactions, contemplated herein is required;

     (f) the NAD Assets and MASA Assets shall be free of any and all encumbrances, liens, charges and demands of whatsoever nature save and except Permitted Encumbrances;

     (g)  the Asset Closing will have closed;

     (h) Minera shall have received, a favourable report in respect of the NAD's title to and interest in the NAD Assets including that portion of the Assets transferred from Degerstrom, MASA's title and interest in the MASA Assets including that portion of the Assets transferred from Degerstrom and in respect of matters pertaining to the Vendors, which matters, in the sole opinion of Minera's counsel, acting reasonably, are material to give effect to the transaction herein contemplated or which affect the value of the NAD Assets and MASA Assets, or any part or portion thereof; and,

     (i)  the concurrent execution and delivery of the Operating Agreement.

24.02 The foregoing conditions contained in clause 24.01 shall be for the benefit of Minera and may, without prejudice to any of the rights of Minera hereunder, be waived by Minera in writing, in whole or in part, at any time, provided Minera may not waive the existence and operation of any preferential right to purchase any of the NAD Assets and MASA Assets. In case any of the said conditions shall not be complied with through no act, default or omission of Minera or waived by Minera at or before the Closing Date, Minera may rescind and terminate this Agreement by written notice to the Vendors.


                                   ARTICLE 25.
                                   TERMINATION

25.01 In the event that this Agreement is terminated pursuant to any of clauses 19.02, 20.02, 21.02, 22.02, 23.02 or 24.02, each party hereto shall be released from all obligations hereunder and each party hereto shall take all reasonable action to return each of the other parties hereto to the position relative to the Assets and NAD Shares and MASA Shares which such party occupied prior to the execution hereof, it being understood that the Vendors, MASA, NAD and Minera will each bear all costs incurred by it prior to such termination.


                                   ARTICLE 26.
                           POST COMPLETION OBLIGATIONS

26.01 If the purchase and sale contemplated hereby is completed, and if, for any reason, the parties hereto are unable on or before the Closing Date to cause MASA or NAD, as the case may be, to become the registered holder of any of the Assets in the place and stead of Degerstrom, then, until such time as MASA and NAD, as the case may be, becomes the registered holder of such Assets, Degerstrom shall:

     (a) hold such Assets fully on behalf of MASA and NAD, as the case may be, as trustee, and receive and hold all proceeds, benefits and advantages accruing in respect of the Assets fully for the benefit, use and ownership of MASA and NAD, as the case may be, without entitlement at any time to commingle any of the same with its own or any other assets and keep same in a separate trust account;

     (b) within thirty Business Days of the date of receipt thereof, deliver to MASA and NAD all revenues, proceeds and other benefits of any nature received by it in respect of that portion of the Assets to be transferred to MASA and NAD, as the case may be;

     (c) in a timely manner, deliver to MASA and NAD, as the case may be, all third party notices and communications received by it in respect of such Assets;

     (d) in a timely manner, deliver to third parties all such notices and communications as MASA and NAD may reasonably request and all such monies and other items as MASA and NAD may reasonably provide in respect of such Assets; and

     (e) as agent of MASA and NAD, as the case may be, do and perform all such acts and things and execute and deliver all such agreements, notices and other documents and instruments as MASA and NAD may reasonably request in writing for purposes of facilitating the exercise of rights incidental to the ownership of that portion of the Assets being transferred to NAD and MASA.

26.02 Nothing contained in clause 26.01 shall be construed as restricting or limiting in any manner any of the other covenants, warranties, representations and other obligations of the parties hereto hereunder.

26.03 At the Asset Closing, the Closing and thereafter, as may be necessary or desirable and without further consideration, the parties hereto shall execute, acknowledge and deliver such other deeds, documents and assurances and shall take or refrain from taking such other action as may be necessary to fully assure the completion of the transactions contemplated herein in accordance with the provisions of this Agreement and otherwise assure the carrying out of the intent and purpose of this Agreement.


                                   ARTICLE 27.
                            ATTORNMENT AND PROPER LAW

27.01 This Agreement shall be exclusively subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Washington. Each party hereto irrevocably attorns to the exclusive jurisdiction of the courts of the State of Washington and all courts of appeal therefrom.

                                   ARTICLE 28.
                               COVENANTS OF MINERA

28.01 Minera covenants and agrees with Degerstrom, until the purchase and sale of the NAD Shares and MASA Shares Degerstrom holds to Minera becomes effective, and except with the prior written approval of Degerstrom;

     (a) not to declare, pay or set aside in respect of its capital any dividends or other distribution or payment by way of return of capital, and not to pay any stock dividend or make any reclassification in respect of its outstanding shares;

     (b) not to purchase or otherwise acquire for any consideration any outstanding shares of its capital stock;

     (c) not to alter or amend, in any way, its articles as the same existed at the date of this Agreement, and to maintain its corporate existence under the laws of Alberta;

     (d) to use its best efforts to obtain all necessary consents, assignments, waivers or amendments or terminations to any instruments or take such other measures as may be appropriate to fulfil its obligations under and to carry out the transactions contemplated by this Agreement; and

     (e) not to engage in any business, enterprise or other activity materially different from that carried on by it at the date of this Agreement or to enter into any transaction or incur any obligation not in the ordinary course of business or any transaction with a party or parties with whom Minera does not deal at arm's length.


                                   ARTICLE 29.
                                     NOTICES

29.01 Any notification, payment, consent or other writing (collectively, a "Notice") required or permitted to be given by a party hereto to the other shall be given in writing and addressed:

     (a)  if to Degerstrom at:

          N.A. Degerstrom, Inc.
          North 3303 Sullivan Road
          Spokane, Washington
          99216 U.S.A.

          Attention: Allen Ambrose

     (b)  if to Gavin at:

          Minera Andes S.A.
          Calle Moldes 837
          5500 Mendoza
          Republic of Argentina

          Attention: Brian Gavin

     (c)  if to Vargas at:

          Peru, 930 - 2nd Floor
          5500 Mendoza
          Republic of Argentina

          Telephone:  5461 247 846

     (d)  if to Elizalde at:

          Peru, 930 - 2nd Floor
          5500 Mendoza
          Republic of Argentina

          Telephone:  5461 247 846

     (e)  if to MASA:

          Minera Andes S.A.
          Calle Moldes 837
          5500 Mendoza
          Republic of Argentina

          Attention: Brian Gavin

     (f)  if to Minera:

          Minera Andes Inc.
          North 3303 Sullivan Road
          Spokane, Washington
          99216 U.S.A.

          Attention:  Allen Ambrose

     (g)  if to NAD:

          Minera Andes S.A.
          Calle Moldes 837
          5500 Mendoza
          Republic of Argentina

          Attention: Brian Gavin


Any notice shall be delivered. Any notice delivered as aforesaid shall be deemed to have been received by the party hereto which it is so delivered at the time on the date of its being so delivered. Any party may change its address for notice by giving notice to that effect.


                                   ARTICLE 30.
                                  CONFIDENTIAL

30.01 The parties to this Agreement shall keep confidential all books, records, files and other information supplied by any party to one of the other parties or to their employees, agents or representative in connection with this Agreement or in respect of the activities carried out on the Property, NAD Property or MASA Property by a party, or related to the sale of minerals, or other products derived from the Property, NAD Property and MASA Property, including all analyses, reports, studies or other documents prepared by a party or its employees, agents or representatives, which contain information from, or otherwise reflects such books, records, files or other information. The parties shall not and shall ensure that their employees, agents or representatives do not disclose, divulge, publish, transcribe, or transfer such information, all or in part, without the prior written consent of the other parties, which may not be arbitrarily withheld and which shall not apply to such information or any part thereof to the extent that:

     (a) prior to its receipt by a party such information was already in the possession of such party or its employees, agents or representatives; or

     (b) in respect of such information required to be publicly disclosed pursuant to applicable securities or corporate laws.


                                   ARTICLE 31.
                                  MISCELLANEOUS

31.01 This Agreement shall supersede and replace any and all prior agreements between the parties hereto relating to the sale and purchase of the Assets, NAD Shares and MASA Shares and may be amended only by written instrument signed by all parties hereto.

31.02 This Agreement (including all Schedules hereto) comprises the entire agreement between the parties hereto. There is no representation, warranty or collateral agreement relating to the sale and purchase of the Assets, NAD Shares and MASA Shares except as expressly set forth herein.

31.03 The Vendors, MASA, NAD and Minera, shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated herein, and shall furnish to and discuss with the other party drafts of all press and other releases prior to publication. Nothing contained herein shall prevent any party at any time from furnishing information to any governmental agency or regulatory authority or to the public if required by applicable law. Nothing herein contained shall prevent the Vendors from furnishing information relating to the said transaction nor the identity of MASA, NAD and Minera in connection with preferential rights of purchase, rights of first refusal and similar restrictions.

31.04 Time shall, in all respects, be of the essence in this Agreement. Notwithstanding that time is of the essence, should the parties fix new dates for the performance of any of their respective obligations hereunder, time shall again be of the essence of this Agreement.

31.05 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors, receivers, receiver managers, trustees and permitted assigns.

31.06 Until immediately after the Asset Closing and the Closing, as the case may be, all documents and information received by MASA, NAD and Minera from the Vendors, and their respective auditors and solicitors, shall be treated by MASA, NAD and Minera as confidential information and will not be disclosed to others by MASA, NAD and Minera except to its solicitors, auditors and bankers, and except as required by applicable securities legislation.


31.07 No party may assign its rights or obligations under this Agreement without the prior written consent of all other parties hereto, which consent will not be unreasonably withheld.

31.08 Should any provision or condition of this Agreement become illegal or not enforceable, it or they shall be considered separate and severable from the Agreement and the remaining provisions and conditions of this Agreement shall remain force and be binding upon the parties hereto as though the provisions or conditions had never been included.

31.09 This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


                                        N.A. DEGERSTROM, INC.



                                        Per: /s/ NEAL A. DEGERSTROM
                                            -----------------------------------



/s/ SUSANA LORENZO                      /s/ JORGE VARGAS
-----------------------------------     ---------------------------------------
WITNESS                                 JORGE VARGAS



/s/ SUSANA LORENZO                      /s/ BRIAN GAVIN
-----------------------------------     ---------------------------------------
WITNESS                                 BRIAN GAVIN


/s/ SUSANA LORENZO                      /s/ E.R. MARZARI
-----------------------------------     ---------------------------------------
WITNESS                                 ENRIQUE RUFINO MARZARI ELIZALDE

                                        MINERA ANDES S.A.


                                        Per: /s/ BRIAN GAVIN
                                            -----------------------------------




                                        MINERA ANDES INC.


                                        Per: /s/ ALLEN AMBROSE
                                            -----------------------------------


                                        NAD (S.A.)


                                        Per: /s/ JORGE VARGAS
                                            -----------------------------------

                  SCHEDULE "D" TO ASSET AND SHARE ACQUISITION
                  AGREEMENT DATED MARCH 8, 1995, AMONG N.A.
                  DEGERSTROM, INC., BRIAN GAVIN, JORGE VARGAS,
                  ENRIQUE RUFINO MARZARI ELIZALDE, MINERA
                  ANDES S.A., MINERA ANDES INC. AND NAD (S.A.)



                           NET SMELTER RETURN ROYALTY

          In this Schedule the terms which are defined in the Asset and Share Acquisition Agreement referred to above and to which this Schedule "D" is annexed and comprises an integral part thereof shall have the same meanings.

1.        Net Smelter Return Royalty

1.01 If ores are mined from the Properties, NAD Properties, MASA Properties or Future Properties, the party holding that particular property shall pay to Degerstrom from the date of commencement of Commercial Production a Royalty as set forth in Article 4 of the Agreement, as a percentage of the net smelter returns realized, or deemed to be realized as hereinafter provided, from the sale or other disposition of ores or concentrates produced from the Properties, NAD Properties, MASA Properties or Future Properties. For purposes hereof "Commercial Production" shall be deemed to have been achieved when the concentrator processing ores from the Properties, NAD Properties, MASA Properties or Future Properties for other than testing purposes has operated for a period of thirty (30) consecutive production days at not less than sixty per cent (60%) of design capacity or, in the event a concentrator is not erected on the Properties, NAD Properties, MASA Properties or Future Properties, when ores from the Properties, NAD Properties, MASA Properties or Future Properties have been produced for a period of thirty (30) consecutive production days at not less than sixty per cent (60%) of the mining rate specified in the feasibility study recommending placing the Properties, NAD Properties, MASA Properties or Future Properties in Commercial Production.

1.02 Net smelter returns shall mean any and all amounts received by each of NAD, MASA, Minera or any affiliate thereof for product mined from the Properties, NAD Properties, MASA Properties or Future Properties, as the case may be, deducting therefrom:

     (a) if the product is treated by an arm's length party at a smelter, refinery or mint, all expenses relating thereto, including all costs and charges for the treatment, tolling, smelting, refining or minting of such product and all costs associated therewith such as transporting, insuring, handling, weighing, sampling and assaying, as well as all penalties, representation charges, referee's fees and expenses, import taxes and export taxes, that is to say the net amount received by each of NAD, MASA, Minera or any affiliate thereof from the smelter, refinery or mint, as the case may be, less all costs associated therewith; or,

     (b) if the product is treated at a smelter, refinery or mint owned, operated or controlled by each of NAD, MASA, Minera or any affiliate thereof, all costs, charges and expense relating thereto or associated therewith, excluding any capital costs incurred in the mining of the product but including the expenses in above, such charges, costs and expenses to be equivalent to the prevailing rates charged by similar smelters, refineries or mints, as the case may be, in arm's length transactions for the treatment of like quantities and quality of product, that is to say the net smelter returns realized shall be deemed to be equal to the fair market value of such ores or concentrates F.O.B. the minehead or concentrator, as the case may be, which shall be determined using the prices and terms quoted by smelters, refineries or mints dealing at arm's length with NAD, MASA, Minera or any affiliate thereof and making due allowances for the cost of delivering such ores or concentrates from the minehead or concentrator, as the case may be, to such melter, refinery or mint.

1.03 If ores or concentrates produced from the Properties, NAD Properties, MASA Properties or Future Properties are processed in facilities owned by NAD, MASA, Minera or any affiliate thereof which are also used for processing ores from other lands, a fair and equitable allocation of the costs of operating, constructing, renting or obtaining the use of such jointly used facilities shall be made.

1.04 NAD, MASA, Minera or any affiliate thereof may remove reasonable quantities of ore (any such bulk sample is not to exceed 10,000 tonnes) from any mineral deposit on Properties, NAD Properties, MASA Properties or Future Properties for the purposes of metallurgical testing, and there shall be no royalty payable to Degerstrom in respect of such bulk sample except to the extent that the revenues realized therefrom exceed the aggregate of the cost of extracting such bulk sample and the cost of such metallurgical testing in respect thereof.

1.05 Each of NAD, MASA, Minera or any affiliate thereof shall have the right to commingle ore mined from any orebody located on the Properties, NAD Properties, MASA Properties or Future Properties, as the case may be, or concentrates derived therefrom, with ores or concentrates produced from other lands provided that NAD, MASA, Minera or any affiliate thereof shall:

     (a) adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying such ores or concentrates and recording such data; and,

     (b) utilize reasonably accurate recovery factors in order to determine the amount of economically recoverable minerals contained in such ores or concentrates.

1.06 Each of NAD, MASA, Minera or any affiliate thereof shall keep separate records consistent with accepted mining practice and relating to its operations of the mining of ores from the Properties, NAD Properties, MASA Properties or Future Properties, as the case may be, and, to the extent possible, the processing of such ores through a mill whether or not such mill is owned by NAD, MASA, Minera or any affiliate thereof. Upon the prior written request of Degerstrom duly authorized representatives of Degerstrom may have access to such records for the purpose of confirming any information contained in any statement delivered to Degerstrom by NAD, MASA, Minera or any affiliate thereof, provided always that such access shall not interfere with the affairs or operations of NAD, MASA, Minera or any affiliate thereof. Degerstrom shall have the right to make copies of or take extracts from such records for its own use. The figures contained in such records shall, in the absence of bad faith on the part of each of NAD, MASA, Minera or any affiliate thereof, be conclusive evidence of the number of tonnes of ores mined from the Properties, NAD Properties, MASA Properties or Future Properties and processed as aforesaid.

1.07 Net smelter returns shall be calculated by each of NAD, MASA, Minera or any affiliate thereof, as the case maybe, at the end of the calendar quarter in which ores or concentrates mined from the Properties, NAD Properties, MASA Properties or Future Properties, as the case may be, are sold or otherwise deemed to be disposed of, and payments of net smelter returns royalty shall be made quarterly within thirty (30) days after such calendar quarter. Each payment shall be accompanied by reasonable details concerning the basis on which it was computed. The amount of any quarterly royalty payment may be estimated; provided that payment for the final quarter of the calendar year shall be reconciled to the annual production figures for the mine, and the aggregate royalty payment for the calendar year shall be subject to adjustment, further payments or repayments of royalty as the case may be by the party affected. The statement of net smelter returns royalty for the calendar year shall be audited at the expense of NAD, MASA, Minera or any affiliate thereof, as the case maybe, within one hundred and eighty (180) days of the calendar year end by a national firm of chartered accountants, which may be a firm used otherwise by NAD, MASA, Minera or any affiliate thereof. Degerstrom shall have ninety (90) days after the receipt of the audited statement for the calendar year to object thereto and failing such objection the audited statement shall be final and binding. In the event any objection so raised by Degerstrom cannot be amicably resolved with sixty (60) days Degerstrom shall have the right to conduct, at its expense, an independent audit by another national firm of chartered accountants, and if any objection remains after such audit has been conducted the matter in dispute shall be submitted to arbitration as provided in Schedule "E" to the Agreement. Any payments or repayments of royalty required by any final audit shall be made immediately by the party affected.

1.08 Any dispute involving accounting matters or calculation of production royalties shall be finally settled by arbitration. It shall be a condition precedent to the right of Degerstrom to submit any matter to arbitration pursuant to the provisions hereof that Degerstrom shall have given not less than ten (10) days' prior written notice of its intention to do so to NAD, MASA or Minera, as the case may be. On the expiration of such ten (10) days the Vendor may proceed to refer the dispute to arbitration as herein provided in Schedule "E".

1.09 Any payment of production royalties made by NAD, MASA, Minera or any affiliate thereof to Degerstom shall be deemed to have been well and truly made if a cheque payable to Degerstrom has been delivered to Degerstrom in accordance with the provisions of Article 29 of the Agreement, the provisions of which shall apply, mutatis mutandis, as if such cheque was a notice given thereunder.

                  SCHEDULE "E" TO ASSET AND SHARE ACQUISITION
                  AGREEMENT DATED MARCH 8, 1995, AMONG N.A.
                  DEGERSTROM, INC., BRIAN GAVIN, JORGE VARGAS,
                  ENRIQUE RUFINO MARZARI ELIZALDE, MINERA
                  ANDES S.A., MINERA ANDES INC. AND NAD (S.A.)

                              ADJUSTMENT PROCEDURE

1.        FOR CLOSING

          On or before the third (3rd) day prior to the Closing Date, or as otherwise agreed between the parties, Degerstrom shall deliver to MASA, NAD and Minera, as the case may be, a written interim statement of all adjustments and payments to be made pursuant to the provisions of this Agreement and shall make available to representatives of MASA, NAD and Minera, as the case may be, all information necessary for such representatives to understand and confirm the calculations in such statement. Degerstrom, MASA, NAD and Minera, as the case may be, shall cooperate in settling and agreeing to the amounts of the adjustments and payments to be made pursuant to the provisions hereof on an interim basis and the amounts so agreed shall be employed for the purposes of Closing and the Asset Closing.

2.        POST CLOSING

          On or before ninety (90) days following the Closing Date, Degerstrom, MASA, NAD and Minera, shall cause their representatives to co-operate in preparing on the basis of information available within such period a final statement of all adjustments and payments to be made pursuant to the provisions of the Agreement and upon agreement as to the amounts of all such adjustments and payments to be made pursuant to the Agreement, the net amount thereof shall be remitted by the party to the Agreement who in the net result is obliged to make payment.

3.        DELAYED MATTERS

          The parties to the Agreement foresee that certain adjustments will be necessary from time to time after the ninety (90) day period referred to in Clause 1 of this Schedule and each of the parties hereto agrees to co-operate in calculating and confirming the amount of any payment as may be necessary as a result thereof and agrees to make payment in the event of becoming obliged thereby to make payment.

4.        LIMITATION

          Notwithstanding the provisions of Clauses 1 and 2 of this Schedule, no adjustments shall be made pursuant to the provisions of this Schedule with respect to any matter with respect to which a party hereto has not given to the other applicable party hereto a written notice requesting an adjustment within two (2) years following the Closing Date.

5.        PAYMENT

          All payments determined to be payable pursuant hereto subsequent to the Closing Date shall be paid within fifteen (15) days of such determination and if not paid within such fifteen (15) day period each such payment shall thereafter bear interest until paid at a rate which is the sum of two percent (2%) plus the prime lending rate, from time to time, of HongKong Bank of Canada for loans in Canada in Canadian funds to such bank's preferred commercial borrowers.

6.        CASH ADVANCES

          Degerstrom will be reimbursed in cash for any cash and all advances, on the assets which are transferred to MASA and NAD, as the case may be, on or after the Asset Closing Date.

8.        RIGHT TO AUDIT

          Any party has the right, exercisable within one (1) year of the Closing Date, to examine, copy and audit the records of the other party relative to the Assets and the adjustments pursuant hereto. The costs of any such audit shall be borne by the party initiating the audit.

9.        ARBITRATION

          Any controversy arising under or out of this Schedule may be submitted to arbitration by either Degerstrom or any one or more of the following MASA, NAD or Minera, as the case may be, by written notice to the other and the following principles shall apply to any and each such arbitration:

     (a)  Appointment of Arbitrator(s)

          Upon written demand of either Degerstrom or any one or more of the following, MASA, NAD or Minera, as the case may be, representatives of MASA, NAD or Minera, as the case may be, and Degerstrom shall meet and attempt to appoint a single arbitrator. In the event that such representatives are unable to agree on a single arbitrator then upon written demand by either Degerstrom or any one or more of the following MASA, NAD or Minera, as the case may be, each shall, within ten (10) days of such demand, name an arbitrator and the two arbitrators so named shall promptly thereafter choose a third. If either Degerstrom or any one or more of the following MASA, NAD or Minera, as the case may be, shall fail to name an arbitrator within ten (10) days from such demand, then the second arbitrator shall be appointed by any Justice of the Court of Queen's Bench of Alberta. If the two arbitrators shall fail within ten (10) days from their appointment to agree upon and appoint the third arbitrator, then such third arbitrator shall be appointed by any Justice of the Court of Queen's Bench of Alberta.

     (b)  Qualification of Arbitrator(s)

          The arbitrator or arbitrators selected to act hereunder shall be qualified by education, experience and training to pass upon the particular question in dispute.

     (c)  Proceedings

          The arbitrator or arbitrators chosen as aforesaid shall proceed immediately to hear and determine the question or questions in dispute. The decision of the single arbitrator shall be made within forty-five (45) days after his or her appointment, subject to any reasonable delay due to unforeseen circumstances. Where there are three arbitrators, the decision of the arbitrators, or a majority of them, shall be made within forty-five (45) days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances. In the event the single arbitrator or the arbitrators, or a majority of them, fail to make a decision within the period herein prescribed, then either party hereto may elect to have a new single arbitrator or arbitrators chosen in the manner herein prescribed, as if none had previously been selected.

     (d)  Decision

          The decision of the single arbitrator or the decision of the arbitrators, or a majority of them, shall be drawn up in writing and signed by the single arbitrator or by the arbitrators, or a majority of them, and shall be final and binding upon the parties hereto as to any question or questions so submitted to arbitration, and the parties hereto shall be bound by such decision and bound to perform the terms and conditions thereof.

     (e)  Compensation

          The compensation and expenses of the single arbitrator or the arbitrators and the liability between the parties involved in such arbitration for the payment thereof shall be determined by the arbitrator or arbitrators, as the case may be.

     (f)  Governing Law

          Arbitration pursuant hereto shall be governed in all respects not addressed herein by the provisions of The Arbitration Act (Alberta) and regulations thereunder.

                  SCHEDULE "F" TO ASSET AND SHARE ACQUISITION
                  AGREEMENT DATED MARCH 8, 1995, AMONG N.A.
                  DEGERSTROM, INC., BRIAN GAVIN, JORGE VARGAS,
                  ENRIQUE RUFINO MARZARI ELIZALDE, MINERA
                  ANDES S.A., MINERA ANDES INC. AND NAD (S.A.)




1.01 Subject to Section 1.03, should any of the Properties comprising part of the Assets, any of the NAD Properties comprising part of the NAD Assets, any of the MASA Properties comprising part of the MASA Assets or Future Properties reach the Bankable Feasibility, Minera shall immediately thereafter pay to Degerstrom a Bonus comprised of a number of common shares to be issued from the treasury of Minera. The number of common shares to be issued by Minera is as set forth in Section 1.02.

1.02 The number of common shares to be issued from the treasury of Minera is equal to 11% of the number of issued and outstanding common shares of Minera existing immediately after the Amalgamation.

1.03 Degerstrom acknowledges and agrees that:

     (a) the issuance of any common shares by Minera may be subject to obtaining the necessary regulatory approval from any applicable regulatory body;

     (b) that the common shares to be issued by Minera will be issued pursuant to exemptions contained in the Securities Act (Alberta) and pursuant to exemptions from the registration requirements of the United States Securities Act of 1993; and

     (c) the issuance of the Minera Shares may be subject to the policies, rules and by-laws of any regulatory body and the common shares may be subject to escrow provisions imposed by any regulatory body. Degerstrom agrees to be bound by and comply with all of the policies, rules and by-laws of any regulatory body in regard to common shares issued and comply with all regulatory laws and securities regulations in respect to the trading of such shares.

               SCHEDULE "L" TO ASSET AND SHARE ACQUISITION
               AGREEMENT DATED MARCH 8, 1995, AMONG N.A.
               DEGERSTROM, INC., BRIAN GAVIN, JORGE VARGAS,
               ENRIQUE RUFINO MARZARI ELIZALDE, MINERA ANDES S.A., MINERA ANDES INC. AND NAD (S.A.)


                               REPAYMENT SCHEDULE



MINERA

          Minera costs and expenses as defined in clause 3.03(d) will be paid within thirty (30) days of the completion of the independent audit for costs and expenses to December 31, 1994. The post December 31, 1994 to Closing Date costs and expenses incurred by Degerstrom will be reimbursed when all costs are in and the audit is completed. Any post Closing Date costs Degerstrom will incur, will be billed on the Operating Agreement attached hereto as Schedule "C".


MASA AND NAD

          Degerstrom's costs and expenses as set forth in Schedule "K", will be reimbursed to Degerstrom following completion of an independent audit of costs and expenses incurred by Degerstrom on behalf of MASA and NAD. Degerstrom will first be reimbursed its costs and expenses to December 31, 1994 and secondly its January 1, 1995 to Closing Date costs and expenses, when all charges are in and the independent audit completed. Degerstrom will be reimbursed for MASA and NAD from Minera when Minera completes its next financing or Degerstrom will be reimbursed by MASA and NAD directly if the accountants and auditors deem this is best.

          THIS AMENDMENT TO THE ASSET AND SHARE ACQUISITION AGREEMENT made the 19th day of April, 1996.

AMONG:

          N.A. DEGERSTROM, INC., a corporation having offices at the City of Spokane in the State of Washington, and a branch office in the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as "Degerstrom")


                                                     OF THE FIRST PART

          - AND -

          BRIAN GAVIN, an individual residing in the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as "Gavin")

                                                    OF THE SECOND PART

          - AND -

          JORGE VARGAS, an individual residing in the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as "Vargas")

                                                     OF THE THIRD PART

          - AND -

          ENRIQUE RUFINO MARZARI ELIZALDE, an individual residing in the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as "Elizalde")

                                                    OF THE FOURTH PART

          - AND -

          MINERA ANDES S.A., a corporation having offices at the City of Mendoza, in the Republic of Argentina.

          (hereinafter referred to as "MASA")

                                                     OF THE FIFTH PART

          - AND -

          MINERA ANDES INC., a corporation incorporated under the laws of the Province of Alberta and having offices at the City of Spokane in the State of Washington

          (hereinafter referred to as "Minera")

                                                     OF THE SIXTH PART

          - AND -

          NAD (S.A.), a corporation having offices at the City of Mendoza, in the Republic of Argentina ("NAD")


          WHEREAS:

A. The parties hereto signed an Asset and Share Acquisition Agreement dated March 8, 1995 ("the Agreement") and;

B. The parties hereto have determined that a certain amendment is necessary.

          NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby irrevocably acknowledged, the parties agree to amend the Agreement as set forth below:

1. Interpretation: Unless otherwise stated, section numbers refer to section numbers in the Agreement and all words in this Amending Agreement shall bear the meanings ascribed in the Agreement.

2. Amendment: Section 4.02 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "4.02 The Properties, MASA Properties, NAD Properties or Future Properties, are subject to a Royalty equal to the difference between 3% and the Underlying Royalty, if any, subject to a maximum Royalty of 2% and a minimum Royalty of 0% payable to Degerstrom. For the purposes of calculating the Royalty payable to Degerstrom, the buying out of any Underlying Royalty, or part thereof, by any party or entity shall not increase or decrease the Royalty payable to Degerstrom."

3. Enurement: This Amending Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors, receivers, receiver manager, trustees and permitted assigns.

4. Execution: This Amending Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

5. Other Matters: Save and except as amended herein all other terms, conditions and provisions of the Agreement shall continue to be in full force and effect.

          IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the date first above written.

                                   N.A. DEGERSTROM, INC.


                                   Per: /s/ NEAL A. DEGERSTROM
                                       ----------------------------------------

                                             /s/ JORGE VARGAS
----------------------------------------     ----------------------------------
WITNESS                                      JORGE VARGAS


                                             /s/ BRIAN GAVIN
----------------------------------------     ----------------------------------
WITNESS                                      BRIAN GAVIN


                                             /s/ .E.R MARZARI
----------------------------------------     ----------------------------------
WITNESS                                      ENRIQUE RUFINO MARZARI ELIZALDE


                                             MINERA ANDES S.A.


                                             Per: /s/ ALLEN V. AMBROSE
                                                 ------------------------------


                                             MINERA ANDES INC.


                                             Per:
                                                 ------------------------------


                                             NAD (S.A.)


                                             Per:
                                                 ------------------------------

                                   SCHEDULE K
                     NAD S.A. AND MINERA ANDES S.A. EXPENSES
                     JULY 1, 1994 THROUGH DECEMBER 31, 1994


------------------------------------------------------------
          PHASES                                    TOTAL
==========================                       ===========
Analytical                                         26,952.83
Sample Shipment                                     2,322.08
Project Overhead                                   50,039.90
Phone & Mobile Radio                               12,749.29
Banking                                             5,330.53
Accounting                                         17,981.43
Legal Services                                     67,454.80
Geological Services                               249,483.29
Materials and Supplies                              3,712.39
Payments                                               50.25
Property Acquisition                              100,020.16
Travel Expenses                                       181.09
Travel Lodging                                        967.38
Travel Meals                                        1,200.63
Project Living Expenses                             2,374.43
Project Lodging                                     7,826.46
Project Meals                                      10,000.85
Drill Rental                                         -126.55
Drill Insurance                                     1,375.37
Imaging                                            26,436.71
Mapping                                             3,804.83
Map Supplies                                       12,964.39
Shipping                                            3,975.59
Local Labor                                        12,106.56
Fuel                                                9,172.82
Vehicle Rental                                     11,692.88
Vehicle Insurance                                   9,761.70
Vehicle Maintenance                                 6,184.26
Vehicle Tax and License                             1,346.02
                                                 -----------
SUB-TOTAL                                         657,342.37
                                                 -----------
Administration Fee @ 15%*                          98,601.36
                                                 -----------
GRAND TOTAL                                      $755,943.73
------------------------------------------------------------


* Includes home office overhead (accounting, legal, clerical), interest on monies, etc.

                                   SCHEDULE K
                     MINERA ANDES INC. EXPENSES (Job #9447)
                     JULY 1, 1994 THROUGH DECEMBER 31, 1994



------------------------------------------------------------
          PHASES                                    TOTAL
==========================                       ===========
Overhead                                           54,685.33
Telephone                                           1,968.27
Banking                                                82.69
Accounting                                            360.00
Legal Services                                     35,886.74
Geological Services                                 9,786.85
Travel Expenses                                     5,491.30
Project Lodging                                       700.82
Shipping                                              510.05
                                                 -----------
TOTAL                                            $109,472.05
------------------------------------------------------------

                                   SCHEDULE K
                     NAD S.A. AND MINERA ANDES S.A. EXPENSES
                             POST DECEMBER 31, 1994




These expenses are not available, as they are not in our accounting system and they will require auditing.

                                   SCHEDULE K
                     MINERA ANDES INC. EXPENSES (Job #9447)
                             POST DECEMBER 31, 1994




These expenses not available, as they are not in our accounting system and they will require auditing.